                             HEALTHCARE RECEIVABLES
                             PURCHASE AND TRANSFER
                                    AGREEMENT

                         Dated as of September 30, 1997


                                     Between


                      PHYSICIANS CLINICAL LABORATORY, INC.,
                                   as Provider

                                       and


                            BIO-CYPHER FUNDING CORP.,
                                  as Purchaser


      ALL THE RIGHT, TITLE AND INTEREST OF THE PURCHASER IN AND TO, ALL BENEFITS OF THE PURCHASER UNDER AND ALL MONIES DUE OR TO BECOME DUE TO THE PURCHASER UNDER OR IN CONNECTION WITH, THIS AGREEMENT HAVE BEEN ASSIGNED TO DAIWA HEALTHCO-2 LLC, AS COLLATERAL SECURITY FOR ANY AND ALL THE OBLIGATIONS OF THE PURCHASER PURSUANT TO A LOAN AND SECURITY AGREEMENT DATED AS OF SEPTEMBER 30, 1997 BETWEEN THE PURCHASER AND DAIWA HEALTHCO-2 LLC.
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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I:     TERMS OF THE PURCHASES AND CONTRIBUTIONS

      SECTION 1.01.  Sale, Contribution and Purchase of Accounts...............1
      SECTION 1.02.  Receivable Information and Transferred Batch
                     Determination.............................................1
      SECTION 1.03.  The Transfers.............................................2
      SECTION 1.04.  Collection and Payment Procedures.........................2
      SECTION 1.05.  Allocation of Servicer Responsibilities...................2

ARTICLE II:    PAYMENT MECHANICS; GOVERNMENTAL ENTITIES PAYMENT
               MECHANICS; EOB'S; MISDIRECTED PAYMENTS

      SECTION 2.01.  Payment Mechanics.........................................3
      SECTION 2.02.  Governmental Entities Payment Mechanics...................4
      SECTION 2.03.  Misdirected Payments; EOB's...............................4
      SECTION 2.04.  Unidentified Payments; Purchaser's Right of Presumption...5
      SECTION 2.05.  No Rights of Withdrawal...................................5

ARTICLE III:   REPRESENTATIONS AND WARRANTIES; COVENANTS;
               EVENTS OF TERMINATION

      SECTION 3.01.  Representations and Warranties; Covenants.................5
      SECTION 3.02.  Events of Termination.....................................5

ARTICLE IV: INDEMNIFICATION; GRANT OF SECURITY INTEREST

      SECTION 4.01.  Indemnification and Set-Off Rights for Denied Receivables.6
      SECTION 4.02.  Indemnities by the Provider...............................6
      SECTION 4.03.  Right of Set-Off..........................................8
      SECTION 4.04.  Grant of Security Interest................................8

ARTICLE V:     MISCELLANEOUS

      SECTION 5.01.  Amendments, etc...........................................8
      SECTION 5.02.  Notices, etc..............................................9
      SECTION 5.03.  Assignability.............................................9
      SECTION 5.04.  Further Assurances........................................9
      SECTION 5.05.  Costs, Expenses and Termination Fee.......................9
      SECTION 5.06.  Confidentiality..........................................10
      SECTION 5.07.  Term and Termination.....................................11
      SECTION 5.08.  Sale Treatment...........................................11


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      SECTION 5.09.  Grant of Security Interest...............................11
      SECTION 5.10.  No Liability of the Purchaser............................12
      SECTION 5.11.  Reserves.................................................12
      SECTION 5.12.  Attorney-in-Fact.........................................13
      SECTION 5.13.  Entire Agreement; Severability...........................13
      SECTION 5.14.  GOVERNING LAW............................................14
      SECTION 5.15.  WAIVER OF JURY TRIAL, JURISDICTION AND VENUE.............14
      SECTION 5.16.  Execution in Counterparts................................14
      SECTION 5.17.  No Proceedings...........................................14
      SECTION 5.18.  Survival of Termination..................................14

EXHIBITS

Exhibit       Definitions
Exhibit II    Conditions of Purchases
Exhibit III   Representations and Warranties
Exhibit IV    Covenants
Exhibit V     Events of Termination
Exhibit VI    Receivable Information
Exhibit VII-A Form of Notice to Governmental Entities
Exhibit VII-B Form of Notice to Insurers
Exhibit VIII  Primary Servicer Responsibilities
Exhibit IX    Servicer Termination Events
Exhibit X     Interface Between Provider and Master Servicer
Exhibit XI-A  Form of Opinion of Provider's Counsel with Respect to the Patient
              Consent Form
Exhibit XI-B  Form of Opinion of Provider's Counsel with Respect to
              Certain Corporate Matters
Exhibit XI-C  Form of Opinion of Special Bankruptcy Counsel to the Provider
Exhibit XII   Form of Depositary Agreement

SCHEDULES

Schedule I   Addresses for Notices
Schedule II  Credit and Collection Policy
Schedule III Disclosures
Schedule IV  Lockbox Information
Schedule V   IRS Payment Schedule
Schedule VI  Medicare Payment Schedule
Schedule VII Financial Information


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            HEALTHCARE RECEIVABLES PURCHASE AND TRANSFER AGREEMENT

                        Dated as of September 30, 1997

            PHYSICIANS CLINICAL LABORATORY, INC., a Delaware corporation (together with its corporate successors and assigns, the "Provider") and BIO-CYPHER FUNDING CORP., a Delaware corporation (together with its successors and assigns, the "Purchaser"), agree as follows:

            PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References herein and in the Exhibits and Schedules hereto to the "Agreement" refer to this Agreement, as amended, restated, modified or supplemented from time to time in accordance with its terms (the "Agreement").

            The Provider wishes to sell or contribute to the Purchaser on a continuing basis all of its healthcare receivables. The Purchaser is prepared to purchase or accept the contribution of such healthcare receivables on the terms and subject to the conditions set forth herein. Accordingly, the parties agree as follows:

                                   ARTICLE I

                   TERMS OF THE PURCHASES AND CONTRIBUTIONS

            SECTION 1.01. Sale, Contribution and Purchase of Accounts. On each Transfer Date until the Facility Termination Date and on the terms and conditions set forth herein, the Provider agrees to sell, without recourse except to the extent expressly provided herein, or contribute all of the Provider's Accounts to the Purchaser, and the Purchaser agrees to purchase or accept such contribution of the Provider's Accounts.

            SECTION 1.02. Receivable Information and Transferred Batch Determination. (a) On each Batching Day after the Initial Transfer Date, the Servicer, on behalf of the Provider, shall provide by Transmission to the Master Servicer the information listed on Exhibit VI hereto (as such Exhibit may be modified by the Purchaser from time to time, the "Receivable Information") with respect to new Accounts that it has determined constitute Eligible Receivables (the "Proposed Eligible Receivables") and with respect to new Accounts that it has determined do not constitute Eligible Receivables.

            (b) All Proposed Eligible Receivables for which Receivable Information has been received by the Master Servicer between the prior Batching Time and the current Batching Time shall be reviewed by the Daiwa Group. On or prior to each Transfer Date, the Purchaser or the Program Manager shall prepare a list of all Proposed Eligible Receivables, and delineating those Proposed Eligible Receivables that the Purchaser will purchase on the Transfer Date (a "Purchased Batch", and together with the remaining Proposed Eligible Receivables and all other Receivables that are not Eligible Receivables that will not be purchased and instead will be contributed to the

Purchaser, the "Transferred Batch"), together with an explanation stating that the identified Proposed Eligible Receivables not included in the Purchased Batch are not Eligible Receivables and the basis thereof.

            SECTION 1.03. The Transfers. (a) On each Transfer Date, (i) subject to satisfaction of the applicable conditions set forth in Exhibit II hereto, the Purchaser shall pay to the Provider in same day funds, at the Existing Provider Account, an amount equal to the Purchase Price of the Purchased Batch, and (ii) the Provider will contribute to the capital of the Purchaser all other Receivables in the Transferred Batch.

            (b) Effective on each Transfer Date, in consideration of the Purchase Price and other good and valuable consideration, the Provider hereby sells, contributes and assigns to the Purchaser and the Purchaser hereby purchases and accepts, as absolute owner, the Transferred Batch purchased or contributed on such Transfer Date.

            SECTION 1.04. Collection and Payment Procedures. (a) Collections on the Transferred Batch. The Purchaser shall be entitled with respect to each Transferred Batch, (i) to the extent permitted by law and in a manner consistent with all applicable laws and regulations, to receive all Collections on such Transferred Batch, and (ii) to have and to exercise any and all rights (x) to collect, record, track and, during the continuance of an Event of Termination or a Servicer Termination Event, take all actions to obtain Collections with respect to each Batch Receivable payable by Obligors other than Governmental Entities, and (y) to the extent permitted by law and in a manner consistent with all applicable laws and regulations, to record, track and, during the continuance of an Event of Termination or a Servicer Termination Event, take all actions to obtain Collections with respect to each Batch Receivable payable by Governmental Entities.

            (b) Collections Not Part of a Transferred Batch. On each Settlement Date, and provided that (i) the Provider shall have paid all amounts then due and owing to the Purchaser under this Agreement, (ii) the Provider shall have deposited all amounts required in accordance with Section 5.11, and (iii) no Event of Termination shall have occurred and be continuing, the Purchaser shall pay or turn over, as the case may be, to the Provider any and all cash collections or other cash or non-cash proceeds received by the Purchaser during the immediately preceding Settlement Period with respect to Accounts that are not part of any Transferred Batch.

            (c) Distributions on each Settlement Date. On each Settlement Date and with respect to each Transferred Batch, Total Collections shall be distributed to the Purchaser.

            SECTION 1.05. Allocation of Servicer Responsibilities. (a) Tracking of purchases, Collections and other transactions pertaining to each Transferred Batch shall be administered by the Master Servicer in a manner consistent with the terms of this Agreement. The responsibilities of the Provider to the Master Servicer have been set forth in Exhibit X attached hereto. The Provider shall cooperate fully with the Master Servicer in establishing and maintaining the Transmission of the Receivable Information, including, without limitation, the matters described in Exhibit X, and shall


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provide promptly to the Master Servicer such other information necessary or desirable for the administration of Collections on the Batch Receivables as may be requested from time to time.

            (b) The Purchaser hereby appoints the Provider as its agent (in such capacity, the "Servicer") for the administration and servicing obligations set forth in Exhibit VIII hereto with respect to the Accounts sold or transferred by the Provider to the Purchaser hereunder (the "Primary Servicer Responsibilities"), and the Provider hereby accepts such appointment and agrees to perform the Primary Servicer Responsibilities. Each of the Provider, the Servicer and the Purchaser hereby acknowledge that the Servicer's appointment is subject to and limited by DH-2's appointment of the Purchaser as its agent for performance of the Primary Servicer Responsibilities under the Loan Agreement and DH-2's rights thereunder to replace the Purchaser (which replacement may be effectuated through the outplacement to a qualified and experienced third party of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities). The Purchaser may, at any time following the occurrence of a Servicer Termination Event (and shall, without requirement of notice to any party, upon a Servicer Termination Event resulting from the events described in clauses (g) or (j) of Exhibit V hereto) appoint another Person to succeed the Servicer as its agent for performance of the Primary Servicer Responsibilities (which appointment may be effectuated through the outplacement to a qualified and experienced third party of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities).

            (c) As compensation for the performance of the Primary Servicer Responsibilities, the Servicer (or the successor Servicer who performs such Primary Servicer Responsibilities) shall be entitled to a Primary Servicing Fee with respect to each Purchased Batch; provided, that the Primary Servicing Fee shall be payable solely, to the extent received, from a similar fee payable by DH-2 to the Purchaser, and, to the extent not received, the Servicer hereby waives its right to receive it.

                                  ARTICLE II

               PAYMENT MECHANICS; GOVERNMENTAL ENTITIES PAYMENT
                    MECHANICS; EOB'S; MISDIRECTED PAYMENTS

            SECTION 2.01. Payment Mechanics. (a) On or prior to the Initial Transfer Date each of the Servicer, the Provider, the Purchaser, and DH-2 shall have entered into the Depositary Agreement and shall have caused the Lockbox Bank to establish the Purchaser Lockbox and the Purchaser Lockbox Account.

            (b) The Provider shall prepare, execute and deliver to each Obligor other than Governmental Entities who is proposed to be a payor of Receivables, with copies to the Purchaser, on or prior to the Initial Transfer Date, a Notice to Insurers addressed to each such Obligor, which Notice to Insurers shall provide that all checks and EOB's from such Obligors on account of


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

Receivables shall be sent to the Purchaser Lockbox and all wire transfers on account of Receivables shall be wired directly into the Purchaser Lockbox Account.

            (c) The Provider covenants and agrees that, on and after the Initial Transfer Date, all invoices (and, if provided by the Provider, return envelopes) shall set forth only the address of the Purchaser Lockbox as a return address for payment of Receivables and delivery of EOB's, and only the Purchaser Lockbox Account with respect to wire transfers for payment of Receivables. The Provider hereby further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Obligors with respect to Collections, wire transfers and EOB's.

            SECTION 2.02. Governmental Entities Payment Mechanics. (a) On or prior to the Initial Transfer Date, each of the Primary Servicer, the Provider, the Purchaser, and DH-2 shall have entered into the Depositary Agreement, and the Provider shall have caused the Lockbox Bank to establish the Provider Lockbox and the Provider Lockbox Account. The Provider shall prepare, execute and deliver to each Governmental Entity or its fiscal intermediary who is proposed to be an Obligor of Receivables, with copies to the Purchaser, on or prior to the Initial Transfer Date, a Notice to Governmental Entities addressed to each such Governmental Entity, which Notice to Governmental Entities shall provide that all checks, including any attached EOB's, from Governmental Entities on account of Receivables shall be sent to the Provider Lockbox and all wire transfers on account of Receivables shall be wired directly into the Provider Lockbox Account.

            (b) The Provider covenants and agrees that, on and after the Initial Transfer Date, all invoices to be sent to Governmental Entities (and, if provided by the Provider, return envelopes) shall set forth only the address of the Provider Lockbox as a return address for payment of Receivables and delivery of any EOB's attached to checks from Governmental Entities, and only the Provider Lockbox Account with respect to wire transfers for payment of Receivables. The Provider further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Governmental Entities with respect to Collections, wire transfers and EOB's.

            (c) The Provider shall maintain its Provider Lockbox Account solely and exclusively for the receipt of payments on account of Receivables from Governmental Entities. The Provider shall take all actions necessary to ensure that no payments from any Person other than a Governmental Entity shall be deposited in the Provider Lockbox Account.

            SECTION 2.03. Misdirected Payments; EOB's. (a) In the event that the Provider receives an EOB or a Misdirected Payment in the form of a check, the Provider shall, as soon as commercially reasonable, send such Misdirected Payment by overnight delivery service to the appropriate Purchaser Lockbox or Provider Lockbox, as the case may be, together with the envelope in which such payment was received. In the event the Provider receives a Misdirected Payment in the form of cash or wire transfer, the Provider shall, as soon as commercially reasonable, wire transfer the amount of such Misdirected Payment directly into the Purchaser Lockbox Account. All


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Misdirected Payments shall be sent promptly upon receipt thereof, and in no event later than the close of business, on the second full Business Day after receipt thereof.

            (b) If a Misdirected Payment in the form of a check is received by the Purchaser more than ten days after the postmark date on the envelope enclosing a check from the Obligor (or, if no such envelope is sent to the Purchaser Lockbox Account by the Provider, more than ten days after the date of such check or wire transfer with respect thereto), then the Provider shall pay interest on such Misdirected Payment to the Purchaser from such tenth subsequent day to and including the date such check is received in the Purchaser Lockbox Account, at a rate equal to the LIBO Rate then in effect under the Loan Agreement (or the maximum rate legally permitted if less than such rate).

            (c) The Provider hereby agrees and consents to the Purchaser taking such actions as are reasonably necessary to ensure that future payments from the Obligor of a Misdirected Payment shall be made in accordance with the Notice previously delivered to such Obligor, including, without limitation, following the occurrence and continuance of an Event of Termination, and to the maximum extent permitted by law, (i) any member of the Daiwa Group executing on the Provider's behalf and delivering to such Obligor a new Notice, and (ii) any member of the Daiwa Group contacting such Obligor by telephone to confirm the instructions previously set forth in the Notice to such Obligor. Upon the Purchaser's request, the Provider shall promptly (and in any event, within two Business Days from such request) take such similar actions as the Purchaser may request.

            SECTION 2.04. Unidentified Payments; Purchaser's Right of Presumption. Each of the Provider and the Purchaser agrees and consents that the Daiwa Group may apply any payment it receives against a Purchased Batch if the Daiwa Group is unable in good faith (after making reasonable attempts to contact the Provider) to determine from the information in the EOB whether such payment relates to a Purchased Batch.

            SECTION 2.05. No Rights of Withdrawal. Neither the Provider nor the Purchaser shall have any rights of direction or withdrawal with respect to amounts held in the Purchaser Lockbox Account.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES; COVENANTS;
                             EVENTS OF TERMINATION

            SECTION 3.01. Representations and Warranties; Covenants. The Provider makes, on the Initial Transfer Date and on each subsequent Transfer Date, the representations and warranties on and as of such dates, and hereby agrees to perform and observe the covenants, set forth in Exhibits III and IV, respectively, hereto.

            SECTION 3.02. Events of Termination. If an Event of Termination shall occur and be continuing, the Purchaser may terminate the appointment of the Servicer to perform any or all of the Primary Servicer Responsibilities in the manner set forth in Section 1.05(b).


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

                                  ARTICLE IV

                               INDEMNIFICATION;
                          GRANT OF SECURITY INTEREST

            SECTION 4.01. Indemnification and Set-Off Rights for Denied Receivables. (a) If a breach of any of the representations or warranties contained herein relating to a Purchased Receivable shall be discovered at any time (each, a "Denied Receivable"), the Provider shall, on the next Settlement Date, repurchase such Denied Receivable from the Purchaser at the Repurchase Price.

            (b) For ease of administration, the Purchaser shall be entitled to presume that the failure of any Purchased Receivable (or portion thereof) owing from Insurers or Governmental Entities to be paid in full on or after the 180th day following the Last Service Date thereof is the result of a breach of a representation or warranty contained herein with respect to such Purchased Receivable, unless the Purchaser shall have, or obtains in the future, actual knowledge to the contrary (such as, by way of example, actual knowledge of the financial inability of an Obligor to pay its obligations represented by a Receivable). In the event the Purchaser receives the Repurchase Price for any such Purchased Receivable and it is thereafter determined that the failure of such Purchased Receivable to be paid in full was not the result of a breach of representation or warranty contained herein, the parties hereto shall make an appropriate adjustment by increasing the Purchase Price of any Purchased Batch to be purchased on or after such date.

            (c) Upon receipt by (or on behalf of) the Purchaser of the Repurchase Price with respect to any Denied Receivable, the Purchaser shall be deemed to have reassigned and resold to the Provider such Denied Receivable without any representation, warranty or recourse whatsoever, and, thereafter, neither the Purchaser nor any member of the Daiwa Group shall have any further servicing or other obligation to the Provider with respect to such Denied Receivable.

            (d) From time to time at the request of the Provider, the Purchaser shall deliver to the Provider (at the Provider's sole cost and expense) such documents, assignments, releases and instruments of termination as the Provider may reasonably request to evidence the reconveyance by the Purchaser of a Denied Receivable pursuant to the terms of Section 4.01(c).

            SECTION 4.02. Indemnities by the Provider. Without limiting any other rights that the Purchaser, the Program Manager, the Master Servicer or any of their respective Affiliates (together with their respective officers, directors, shareholders and lenders, each, an "Indemnified Party") may have hereunder or under applicable law, the Provider hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including, without limitation, reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from any of the following:



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

                  (a) the sale of any Receivable which purports to be part of a Purchased Batch but which is not, at the date of such sale, the type of Receivable described in subsection (j) of Exhibit III to this Agreement;

                  (b) any representation or warranty made or deemed made by the Provider (or any of its officers) under or in connection with this Agreement and not relating to a Purchased Receivable which shall have been incorrect in any material respect when made;

                  (c) the failure by the Provider or any Batch Receivable to comply with any applicable law, rule or regulation with respect to any Batch Receivable;

                  (d) the failure to vest in the Purchaser a perfected ownership interest in each Receivable included in a Transferred Batch and the Collections in respect thereof, free and clear of any Liens;

                  (e) any dispute, claim, set-off or defense to the payment, in whole or in part, of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation) or any other claim resulting from the services or merchandise related to such Receivable or the furnishing or failure to furnish such services or merchandise or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Provider or any of its Affiliates acting as Servicer), provided, however, this clause (e) shall not be deemed to include any dispute, claim, set-off or defense to the payment of any Receivable (i) arising out of the financial inability of an Obligor to pay its obligations represented by such Receivable including, without limitation, a discharge in bankruptcy, or (ii) arising after the sale of such Receivable to the Purchaser hereunder and arising solely as a result of actions taken by any member of the Daiwa Group;

                  (f) a failure of the Provider, including, without limitation, the Servicer's actions on behalf of the Provider under Section 1.05(b) of this Agreement with respect to Primary Servicer Responsibilities, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations hereunder; or

                  (g) the commingling by the Provider of Collections at any time with other funds of the Provider,

provided, however, that in all events there shall be excluded from the foregoing indemnification any claims, losses or liabilities resulting solely from the gross negligence or willful misconduct of an Indemnified Party or which constitutes recourse for an uncollectible Purchased Receivable.

            Such Indemnified Party shall notify the Servicer, on behalf of the Provider, of such claim, provided that the failure to so notify shall not affect or invalidate the indemnity granted pursuant to this Section 4.02.



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

            SECTION 4.03. Right of Set-Off. Unless the Provider notifies the Purchaser in writing that it desires to pay on the date when due the Repurchase Price under Section 4.01 or any Indemnified Amounts under Section 4.02 and the Provider makes such payment to the Purchaser in immediately available funds on such date, the Provider hereby irrevocably instructs the Purchaser to set-off the full amount of the Repurchase Price or the Indemnified Amounts, as the case may be, against the Purchase Price of any Purchased Batch to be purchased on or after such date. No further notification, act or consent of any nature whatsoever is required prior to the right of the Purchaser to exercise such right of set-off, provided, however, the Purchaser or a member of the Daiwa Group shall notify the Servicer on behalf of the Provider that a set-off pursuant to this Section 4.03 occurred, the amount of such set-off and a description of the Denied Receivable or Indemnified Amounts, as the case may be. The Purchaser shall exercise its right to set-off hereunder to the extent funds are available prior to making a demand for indemnification under Section 4.02

            SECTION 4.04. Grant of Security Interest. (a) As collateral security for the Provider's existing and future (i) obligations to repurchase Denied Receivables under Section 4.01 hereof, (ii) indemnification obligations to the Purchaser under Section 4.02 hereof, and (iii) obligations to pay costs, expenses and fees under Section 5.05 hereof, the Provider hereby grants to the Purchaser a first priority lien on and security interest in, and right of set-off against, all of the Accounts now or hereafter owned or held by the Provider and all bank accounts and instruments in respect thereto and all proceeds thereof.

            (b) In connection with the grant under (a) above, this Agreement shall be deemed to be a security agreement as understood under the UCC. The Provider agrees to execute, and hereby authorizes the Purchaser to file, one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of the lien created pursuant to this Section 4.04 which may at any time be required or, in the opinion of the Purchaser, be desirable, and to do so without the signature of the Provider where permitted by law.

                                   ARTICLE V

                                 MISCELLANEOUS

            SECTION 5.01. Amendments, etc. (a) No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in writing signed by the Servicer, the Provider, the Purchaser, and DH-2 as assignee of all of the Purchaser's rights and remedies hereunder, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser, the Servicer or the Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

            (b) The parties hereto agree to make any change, modification or amendment to this Agreement as may be requested by Duff & Phelps Credit Rating Co. or any other rating agency then rating the healthcare finance program of DH-2, so long as any such change, modification or amendment does not materially adversely affect the parties hereto.

            SECTION 5.02. Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile communication) and shall be faxed or delivered, (i) to each party hereto, at its address set forth under its name on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto (the Provider hereby acknowledges and agrees that notices to or for the benefit of the Provider may be delivered to the Servicer and such delivery to the Servicer shall be deemed to be received by the Provider), and (ii) to the Program Manager and the Master Servicer at the addresses set forth on Schedule I attached hereto. Notices and communications by telefacsimile shall be effective upon electronic confirmation of receipt by the addressee, and notices and communications sent by other means shall be effective when received.

            SECTION 5.03. Assignability. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

            (b) Subject to Section 5.03(b) of the Loan Agreement, this Agreement and the Purchaser's rights and obligations herein (including without limitation, ownership of the Purchased Receivables in each Purchased Batch, the Purchaser Lockbox and Purchaser Lockbox Account and rights in relation to the Provider Lockbox and the Provider Lockbox Account) shall be assignable by the Purchaser and its successors and assigns. The Provider hereby acknowledges that the Purchaser is granting to DH-2, which is further granting to its lenders, a security interest in this Agreement and all of the Purchaser's rights, title and interests hereunder (including, without limitation, the Purchased Receivables, Provider's obligations hereunder, the Purchaser Lockbox and Purchaser Lockbox Account, and rights in relation to the Provider Lockbox and the Provider Lockbox Account).

            (c) The Provider may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser and DH-2.

            SECTION 5.04. Further Assurances. The Provider shall, at its cost and expense, upon the request of the Purchaser, duly execute and deliver, or cause to be duly executed and delivered, to the Purchaser such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Purchaser to carry out more effectively the provisions and purposes of this Agreement.

            SECTION 5.05. Costs, Expenses and Termination Fee. In addition to the rights of indemnification granted under Section 4.02 hereof, the Provider agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement and any waiver, modification, supplement or amendment hereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser and the members of the Daiwa Group, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Purchaser, its Affiliates and the members of the Daiwa Group in connection with the enforcement of this Agreement. The Provider further agrees to pay on the Initial Transfer Date (and with respect to costs and expenses incurred following the Initial Transfer Date, within seven days of demand therefor) (a) all reasonable costs and expenses incurred by the Purchaser or its agent in connection with periodic audits of the Receivables, and (b) all reasonable costs and expenses incurred by the Master Servicer or the Program Manager to accommodate any significant coding or data system changes made by the Provider that would affect the transmission or interpretation of data received through the interface.

            In the event that any Facility Termination Date is declared (or is deemed to have occurred) pursuant to an Event of Termination, the Provider shall pay to the Purchaser an early termination fee in an amount equal to 2.00% of the Revolving Commitment (as defined in the Loan Agreement) then in effect pursuant to the Loan Agreement.

            In the event that, following the occurrence and continuance of an Event of Termination or a Servicer Termination Event, the Purchaser or any member of the Daiwa Group shall retain an attorney or attorneys to collect, enforce, protect, maintain, preserve or foreclose its interests with respect to this Agreement, any related documents, any Account, any Lien, or under any instrument or document delivered pursuant to this Agreement, the Provider shall pay all of the reasonable and documented costs and expenses of such collection, enforcement, protection, maintenance, preservation or foreclosure, including reasonable attorneys' fees, and the Purchaser may take judgment for all such amounts. The attorneys' fees arising from such services, including those of any appellate proceedings, and all reasonable and documented out-of-pocket expenses, charges, costs and other fees incurred by such counsel in any way or in any respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 5.05 shall be payable by the Provider to the Purchaser on demand (with interest accruing from the twentieth Business Day following the date of such demand).

            SECTION 5.06. Confidentiality. (a) The Provider, the Servicer and the Purchaser hereby acknowledge that this Agreement, the Loan Agreement and the documents delivered hereunder, thereunder or in connection with, including, without limitation, any information relating to any member of the Daiwa Group, contains confidential and proprietary information. Unless otherwise required by applicable law, each of the Provider, the Servicer and the Purchaser hereby agrees to maintain the confidentiality of this Agreement (and all drafts and other documents delivered in connection therewith including, without limitation, any information relating to any member of the Daiwa Group delivered hereunder or under the Loan Agreement) in communications with third parties and otherwise and to take all reasonable action to prevent the unauthorized use or disclosure of and to protect the confidentiality of such confidential information; provided, that such confidential information may be disclosed to (i) the Provider's and Purchaser's legal counsel, accountants and auditors, (ii) the Program Manager, DH-2, the Servicer, each member of the Daiwa Group, investors in and creditors of DH-2, appropriate rating agencies with respect to DH-2, and each of their respective legal counsel, accountants and auditors, (iii) any Person, if such information otherwise becomes available to such Person or publicly available through no fault of any party governed by this Section 5.06, (iv) any Governmental Entity requesting such information, and (v) to any other Person with the written consent of the applicable party, which consent shall not be unreasonably withheld, and provided further that the Provider shall not disclose such confidential information to any financial adviser except with the consent of the Program Manager.

            (b) Each of the Provider, the Servicer and the Purchaser understands and agrees that the other or the Daiwa Group may suffer irreparable harm if the obligations under this Section 5.06 are breached and that monetary damages shall be inadequate to compensate the injured party for such breach. Accordingly, each of the Provider, the Servicer and the Purchaser agrees that, in the event of their respective breach of Section 5.06(a), the injured party, in addition and not in limitation of its rights and remedies under law, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction to prevent or restrain any such breach.

            (c) All parties hereto agree to comply with all applicable state or federal statutes or regulations relating to patient medical record confidentiality.

            SECTION 5.07. Term and Termination. This Agreement shall continue in full force and effect from the date hereof until the Final Payment Date; provided, however, that while the occurrence of the Final Payment Date shall terminate any security interest of the Purchaser hereunder, it shall not relieve or discharge any of the Provider, the Servicer or the Purchaser of their respective duties, obligations or covenants hereunder with respect to any Transferred Batches transferred prior to the Final Payment Date and not repurchased pursuant to Section 4.01, and all the terms, provisions and conditions of this Agreement shall remain in effect for such purpose until such obligations have been satisfied and performed in full. Upon the satisfaction in full of all the obligations, the Purchaser shall deliver all assignments, certificates, releases, notices and other documents at the Provider's expense, as the Provider may reasonably request to effect such termination.

            SECTION 5.08. Sale Treatment. The Provider and the Purchaser have structured the transactions contemplated by this Agreement with respect to each Purchased Batch as a sale and intend that such transactions constitute a sale, and each of the Provider and the Purchaser agree to treat each such transaction as a sale for all purposes, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). The Provider will advise all persons inquiring about the ownership of the Batch Receivables that all Batch Receivables have been sold or contributed to the Purchaser. The Provider will pay all taxes (excluding income or franchise taxes of the Purchaser), if any, relating to the transactions contemplated under this Agreement, including, without limitation, the sale, transfer and contribution of each Transferred Batch to the Purchaser.

            SECTION 5.09. Grant of Security Interest. In the event that, contrary to the mutual intent of the Provider and the Purchaser, any purchase of a Purchased Batch is not characterized as a sale, the Provider shall, effective as of the date hereof, be deemed to have granted (and the Provider hereby does grant) to the Purchaser a first priority security interest in and to any and all Batch Receivables and the proceeds thereof to secure the repayment of all amounts paid to the Provider hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement. The Provider agrees that ten Business Days shall be reasonable prior notice to the Provider of the date of any public or private sale or other disposition of all or any of the Batch Receivables.

            SECTION 5.10. No Liability of the Purchaser. Neither this Agreement nor any document executed in connection herewith shall constitute an assumption by the Purchaser of any obligation to an Obligor or a patient/customer of the Provider.

            SECTION 5.11. Reserves. (a) At least six months prior to the due date of the initial payment to the IRS, the Provider shall deposit an amount in cash equal to the next two quarterly payments due in accordance with Schedule V attached hereto (the "IRS Payment Schedule", as such schedule may be amended with the consent of the Daiwa Group (such consent not to be unreasonably withheld) to reflect any reductions in the amounts to be paid to the IRS) (such required amount for the next six months pursuant to the schedule, the "Special Reserve Requirement"), in a cash collateral account at the Lockbox Bank in which the Daiwa Group maintains sole dominion and control pursuant to a cash collateral agreement in form and substance satisfactory to the Daiwa Group (the "Special Reserve"). On each payment date set forth thereafter in the IRS Payment Schedule, the Provider shall deposit an amount in cash into the Special Reserve such that the aggregate amount in the Special Reserve is equal to the amount set forth in the IRS Payment Schedule for the payments due within six months thereafter. So long as no Event of Termination has occurred and all funds required to be deposited under this Section 5.11 have been so deposited, upon the written prior request of the Provider, the Daiwa Group shall withdraw from the Special Reserve such amount to make payment in accordance with the IRS Payment Schedule of the payment then due and owing thereunder; provided, that should the Provider fail to request such payment be made, the Daiwa Group, in its sole discretion, may withdraw the appropriate amounts from the Special Reserve to make payment of any amounts then due and owing under the IRS Payment Schedule on behalf of the Provider. Upon the written request of the Provider, the Daiwa Group shall return to the Provider any amounts held in the Special Reserve to the extent that the funds in the Special Reserve exceed the amounts due on the IRS Payment Schedule for the next two quarterly payments thereunder.

             (b) On the Initial Transfer Date, the Provider shall deposit an amount in cash equal to the next two quarterly payments due in accordance with
Schedule VI attached hereto (the "Medicare Payment Schedule", as such schedule may be amended with the consent of the Daiwa Group (such consent not to be unreasonably withheld) to reflect any reductions in the amounts to be paid) (such required amount for the next six months pursuant to the schedule, the "Medicare Reserve Requirement"), in a cash collateral account at the Lockbox Bank in which the Daiwa Group maintains sole dominion and control pursuant to a cash collateral agreement in form and substance satisfactory to the Daiwa Group (the "Medicare Reserve"). On each payment date set forth thereafter in the Medicare Payment Schedule, the Provider shall deposit an amount in cash into the Medicare Reserve such that the aggregate amount in the Medicare Reserve is equal to the amount set forth in the Medicare Payment Schedule for the payment due six months thereafter. So long as no Event of Termination has occurred and all funds required to be deposited under this Section 5.11 have been so deposited, upon the written prior request of the Provider, the Daiwa Group shall withdraw from the Medicare Reserve such amount to make payment in accordance with the Medicare Payment Schedule of the payment then due and owing thereunder; provided, that should the Provider fail to request such payment be made, the Daiwa Group, in its sole discretion, may withdraw the appropriate amounts from the Medicare Reserve to make payment of any amounts then due and owing under the Medicare Payment Schedule on behalf of the Provider. Upon the written request of the Provider, the Daiwa Group shall return to the Provider any amounts held in the Medicare Reserve to the extent that the funds in the Medicare Reserve exceed the amounts due on the Medicare Payment Schedule for the next two quarterly payments thereunder.

            (c) At any time there exists a balance due and owing any Governmental Entity on the financial statements delivered pursuant to clauses
(i) and (ii) of paragraph (j) of Exhibit IV representing amounts other than those amounts due and owing pursuant to the IRS Payment Schedule, such amounts shall forthwith be reserved for pursuant to a cash collateral agreement in a manner reasonably acceptable to the Daiwa Group and generally consistent with prior reserve practices.

            (d) If the Provider fails to make any required deposit within fifteen days to any reserve required herein, the Daiwa Group shall so establish and fund such reserve from distributions of Total Collections.

            (e) Interest earned on and received on any reserve required herein shall be deemed to be collections and distributed pursuant to Section 1.04(c).

            (f) Each reserve required herein shall be held in its cash collateral account until (i) the Provider demonstrates to the Daiwa Group that no further payments are due under such reserve's payment schedule, and the Daiwa Group, in its sole discretion, determines that such reserve is no longer necessary; or (ii) the Facility Termination Date occurs and all obligations under this Agreement and the Loan Agreement have been indefeasibly paid in full.

            SECTION 5.12. Attorney-in-Fact. The Provider hereby irrevocably designates and appoints the Purchaser, the Servicer, the Master Servicer and each Person in the Daiwa Group, to the extent permitted by applicable law and regulation, as the Provider's attorneys-in-fact, which irrevocable power of attorney is coupled with an interest, with authority, during the continuance of an Event of Termination, to (i) endorse or sign the Provider's name to financing statements, remittances, invoices, assignments, checks (other than payments from Governmental Entities), drafts or other instruments or documents in respect of the Batch Receivables, (ii) notify all Obligors other than Governmental Entities to make payments on the Batch Receivables directly to the Purchaser, and (iii) bring suit in the Provider's name and settle or compromise such Batch Receivables as the Purchaser, the Servicer, the Master Servicer or any other Person in the Daiwa Group may, in its discretion, deem appropriate.

            SECTION 5.13. Entire Agreement; Severability. (a) This Agreement, including all exhibits hereto, embodies the entire agreement and understanding of the parties concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral.

            (b) If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect.

            SECTION 5.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

            SECTION 5.15. WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ANY SUCH LITIGATION, EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF. EACH OF THE PARTIES HERETO SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS WITHIN THE TIME PRESCRIBED BY LAW, FAILING WHICH SUCH PARTY FAILING TO SO APPEAR SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY THE OTHER PARTY FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

            SECTION 5.16. Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

            SECTION 5.17. No Proceedings. The Provider hereby agrees that it will not institute against the Purchaser or DH-2 any proceeding of the type referred to in paragraph (g) of Exhibit V so long as any senior indebtedness issued by the Purchaser or DH-2 shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.

            SECTION 5.18. Survival of Termination. The provisions of Article IV (and the representations and warranties with respect thereto) (other than Section 4.04) and Sections 5.05, 5.06, 5.10 and 5.17 shall survive any termination of this Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


PROVIDER:                           PHYSICIANS CLINICAL LABORATORY, INC.


                                    By:______________________________________
                                        Name:
                                        Title:

                                        Address: 3301 C Street, Suite 100E
                                                 Sacramento, California 95816

                                        Facsimile Number: _______________


PURCHASER:                          BIO-CYPHER FUNDING CORP.


                                    By:
                                        Name:
                                        Title:

                                        Address: 3301 C Street, Suite 100E
                                                 Sacramento, California 95816

                                        Facsimile Number:_________________

                                    EXHIBIT I

                                   DEFINITIONS

            As used in the Agreement (including its Exhibits and Schedules), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Accounts" means all accounts (including, without limitation, all Receivables), general intangibles and other obligations for the payment of money arising out of the Provider's sale of merchandise or rendition of services in the ordinary course of business, whether now existing or hereafter arising, including all rights to reimbursement under any agreements with and payments from Obligors, customers, patients, residents and other Persons, and all proceeds of any of the foregoing.

            "Accounts Receivable Turnover" means, at any date, for the 12-month period then most recently ended, the product obtained by multiplying (a) the quotient obtained by dividing (i) aggregate Receivables of the Provider as of such date, by (ii) aggregate gross revenue of the Provider for the 12-month period then ended, by (b) 365 days.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" has the meaning set forth in the preliminary statements hereto.

            "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., together with all amendments, modifications, and replacements as the same exist upon any relevant date, to the extent applicable to the chapter 11 bankruptcy case of Physicians Clinical Laboratory, Inc.

            "Bankruptcy Court" means the United States Bankruptcy Court for the Central District of California.

            "Batch Receivable" means a Receivable that is included in a Transferred Batch, but excludes a Denied Receivable for which the Repurchase Price has been received by the Purchaser.

            "Batching Day" means each Monday of each week, or if such day is not a Business Day, the immediately preceding Business Day.

            "Batching Time" means 11:00 a.m. New York City time, on each Batching Day.

            "Business Day" means any day on which banks are not authorized or required to close in New York City or Sacramento, California.

            "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures (including, without limitation, obligations created under Capital Leases in the year in which created but excluding payments made thereon) of any Person in respect of the purchase or other acquisition of fixed or capital assets.

            "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee, the obligations of which are required, in accordance with GAAP, to be capitalized on the balance sheet of that Person.

            "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and established pursuant to 10 USC ss.ss. 1071-1106, and all regulations promulgated thereunder including without limitation
(a) all federal statutes (whether set forth in 10 USC ss.ss. 1071-1106 or elsewhere) affecting CHAMPUS; and (b) all rules, regulations (including 32 CFR
199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Entities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case as may be amended, supplemented or otherwise modified from time to time.

            "Change of Control" means (a) the sale, lease or transfer of all or substantially all of the assets of a Provider to any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (b) the liquidation or dissolution of (or the adoption of a plan of liquidation by) a Provider; or (c) the acquisition by any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of a direct or indirect majority interest of the voting stock of a Provider by way of merger or consolidation or otherwise.

            "Closing Date" means October 1, 1997.

            "Collections" means, with respect to any Batch Receivable or Transferred Batch, all cash collections, wire transfers, electronic funds transfers and other cash proceeds of such Batch Receivable or Transferred Batch, as the case may be, deposited in the Purchaser Lockbox Account, including, without limitation, all cash proceeds thereof.

            "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

            "Consolidated EBITDA" means, for any period, the EBITDA of the Provider and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Coverage Ratio" means, for any period, the quotient obtained by dividing (i) Consolidated EBITDA minus Consolidated Capital Expenditures by (ii) Consolidated Interest Expense.

            "Consolidated Interest Expense" means, for any period, the Interest Expense of the Provider and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Worth" shall mean at any date of determination, an amount equal to (a) the total assets of the Provider and its Subsidiaries on a consolidated basis minus (b) the total liabilities of the Provider and its Subsidiaries on a consolidated basis.

            "Consolidated Total Net Income" means, for any period, the total Net Income of the Provider and its Subsidiaries for such period, determined on a consolidated basis.

            "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Provider in effect on the date of the Agreement and set forth in Schedule II hereto, as modified from time to time with the consent of the Purchaser.

            "Daiwa Group" means (i) DH-2, the Program Manager and the Master Servicer and (ii) DH-2's agents, delegates, designees and assigns identified from time to time to effectuate the Agreement.

            "Debt" means as to any Person (without duplication): (i) all obligations of such party for borrowed money, (ii) all obligations of such party evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such party to pay the deferred purchase price of property of services (other than trade payables in the ordinary course of business), (iv) all Capital Leases of such party, (v) all Debt of others directly or indirectly Guaranteed (which term shall not include endorsements in the ordinary course of business) by such party, (vi) all obligations secured by a Lien existing on property owned by such party, whether or not the obligations secured thereby have been assumed by such party or are non-recourse to the credit of such party (but only to the extent of the value of such property), and (vii) all reimbursement obligations of such party (whether contingent or otherwise) in respect of letters of credit, bankers' acceptance and similar instruments.

            "Defaulted Receivable" means a Batch Receivable (i) as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V or (ii) which, consistent with the Credit and Collection Policy, would be written off the Provider's books as uncollectible.

            "Delinquency Ratio" means, as of the last Business Day of each month, a percentage equal to:

                                    DR/OPP
            where:

            DR= The Expected Net Value of all Purchased Receivables which became Delinquent Receivables in the four week period immediately prior to the date of calculation.

            OPP= The average Outstanding Purchase Price (calculated as the arithmetic average of all daily balances) of all Purchased Receivables in the four week period immediately prior to the date of calculation.

            "Delinquent Receivable" means a Batch Receivable (a) that has not been paid in full on or following the 180th day following the Last Service Date thereof, or (b) that is a Denied Receivable.

            "Denied Receivable" has the meaning set forth in Section 4.01 hereto.

            "Depositary Agreement" means that certain Depositary Account Agreement, dated the date hereof, among the Provider, the Purchaser, DH-2 and the Lockbox Bank, in substantially the form attached hereto as Exhibit XII, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

            "DH-2" means Daiwa Healthco-2 LLC, a Delaware limited liability company.

            "Disclosure Statement" means the Disclosure Statement Pursuant to
Section 1125 of the Bankruptcy Code With Respect To The Second Amended Plan Of Reorganization Of Physicians Clinical Laboratory, Inc. And Its Affiliated Debtors dated February 11, 1997, as approved by the Bankruptcy Court under
Section 1125 of the Bankruptcy Code in an order dated February 11, 1997.

            "EBITDA" means, for any period, the sum (determined without duplication on a consolidated basis) for the Provider and its Subsidiaries of
(a) net income (or net loss) of the Provider and its Subsidiaries (calculated before extraordinary items), plus (b) Consolidated Interest Expense for such period deducted in the determination of such net income (or net loss) plus (c) depreciation, amortization and other non-cash items for such period to the extent included in the determination of net income (or net loss) plus or minus
(d) all taxes accrued for such period on or measured by income to the extent deducted or credited in determining such net income (or net loss) minus or plus
(e) gains (or losses) from asset dispositions outside of the normal course of business to the extent included in determining such net income (or net loss) plus (f) losses due to asset impairment.

            "Eligibility Criteria" has the meaning specified in the Loan Agreement as such Eligibility Criteria may be modified from time to time by DH-2 upon written notice to the Provider.

            "Eligible Receivables" has the meaning specified in the Loan Agreement.

            "Employee Benefit Plan" means any employee benefit plan within the meaning of ss. 3(3) of ERISA maintained by the Provider or any ERISA Affiliate, or with respect to which any of them have any liability.

            "EOB" means the explanation of benefit from an Obligor that identifies the services rendered on account of the Batch Receivable specified therein.

            "Equity" means the amount set forth on the balance sheet of the Provider as equity.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means any entity which is under common control with the Provider within the meaning of ERISA or which is treated as a single employer with the Provider under the Internal Revenue Code of 1986, as amended.

            "Event of Termination" means any of the events specified in Exhibit V hereto.

            "Existing Provider Account" means account # 0700489922 of the Provider at Union Bank of California, N.A., ABA #122 000 496, Los Angeles, California, or such other bank account designated by the Provider by written notice to the Provider, the Master Servicer, the Purchaser and the Program Manager from time to time, as the account for receipt of proceeds on behalf of the Provider.

            "Expected Net Value" means, with respect to any Batch Receivable, the gross unpaid amount of such Receivable on the Transfer Date therefor, times the Net Value Factor.

            "Facility Termination Date" means the earlier of (a) the date twenty-four months after the Initial Transfer Date (subject to an automatic extension of such date to coincide with the Scheduled Maturity Date" under the Loan Agreement) and (b) the date of delivery of notice of the occurrence of an Event of Termination, if required pursuant to Section 3.02 hereof, or the date of occurrence of an Event of Termination if no notice is required, unless such event is waived by the Purchaser in writing.

            "Final Order" means an order or judgment of a court as entered on the legal docket maintained by the clerk of such court that has not been reversed, stayed, modified, vacated or amended and as to which such time period to appeal or petition for certiorari has expired and as to which no appeal, reargument or petition for certiorari is pending or as to which any right to appeal, reargue or petition for certiorari has been waived in writing or, if an appeal, reargument or petition for certiorari thereof has been denied, the time to take any further appeal or to seek further hearing or certiorari has expired.

            "Final Payment Date" means the first Settlement Date following the Settlement Period in which final collection has been received for all Purchased Receivables or such Purchased Receivables have become Denied Receivables or Defaulted Receivables.

            "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or the rules and regulations of the Securities and Exchange Commission or their respective successors and which are applicable in the circumstances as of the date in question.

            "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security Act (42 U.S.C. ss.ss. 1395 et seq.), including payments under Medicare, Medicaid, and CHAMPUS/Champva, and payments administered or regulated by HCFA.

            "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.
The term "Guarantee" used as a verb has a corresponding meaning.

            "HCFA" means the Health Care Financing Administration of the United States Department of Health and Human Services.

            "Indemnified Amounts" has the meaning set forth in Section 4.02 hereto.

            "Indemnified Party" has the meaning set forth in Section 4.02 hereto.

            "Initial Transfer Date" means the date of the initial purchase and contribution of Receivables hereunder.

            "Insurer" means any Person which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including commercial insurance companies, nonprofit insurance companies (such as Blue Cross, Blue Shield entities), employers or unions which self-insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations and health maintenance organizations. "Insurer" includes insurance companies issuing health, personal injury, or other types of insurance but does not include any individual guarantors.

            "IRS Payment Schedule" has the meaning set forth in Section 5.11 hereto.

            "Last Service Date" means, with respect to any Receivable, the date set forth on the related invoice or statement as the most recent date on which services or merchandise were provided by the Provider to the related patient.

            "LIBO Rate" has the meaning specified in the Loan Agreement.

            "Lien" means any lien, mortgage, security interest, tax lien, pledge, hypothecation, assignment, preference, priority, other charge or encumbrance, or any other type of preferential arrangement of any kind or nature whatsoever by or with any Person (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

            "Loan Agreement" means the Loan and Security Agreement dated as of the date hereof between the Purchaser as borrower and DH-2 as lender, as such agreement may be modified, supplemented or amended from time to time in accordance with its terms.

            "Lockbox" means either the Provider Lockbox or the Purchaser Lockbox, as the context requires.

            "Lockbox Bank" means Union Bank of California, N.A. as lockbox bank under the Depositary Agreement.

            "Loss-to-Liquidation Ratio" means, as of the last Business Day of each month, a percentage equal to:

                                    DR/C

            where:

            DR= The Expected Net Value of all Purchased Receivables which became Defaulted Receivables in the four week period immediately prior to the date of calculation.

            C= Collections in the four week period immediately prior to the date of calculation.

            "Master Servicer" means RJE Data Processing, Inc., and any other Person then identified by the Program Manager to the Provider as being authorized to administer and service Receivables.

            "Material Adverse Effect" means any event, condition, change or effect that (a) has a materially adverse effect on the business, Properties, capitalization, liabilities, operations, or financial condition of the Provider,
(b) materially impairs the ability of the Servicer, the Provider or the Purchaser to perform its obligations under this Agreement, or (c) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Purchaser under this Agreement.

            "Medicare Payment Schedule" has the meaning set forth in Section
5.11 hereto.

            "Medicare Reserve" has the meaning set forth in Section 5.11 hereto.

            "Medicare Reserve Requirement" has the meaning set forth in Section
5.11 hereto.

            "Misdirected Payment" means any form of payment in respect of a Batch Receivable made by an Obligor in a manner other than as provided in the Notice sent to such Obligor.

            "Multiemployer Plan" means a plan, within the meaning of ss. 3(37) of ERISA, as to which the Provider or any ERISA Affiliate contributed or was required to contribute within the preceding five (5) years.

            "Net Value Factor" means (i) the historical actual final collections received on the Provider's Receivables within 180 days of the Last Service Date of such Receivables, divided by (ii) the gross value of such Receivables.

            "New Consent Form" has the meaning set forth in clause (i) of
Exhibit II hereto.

            "Notice" means a Notice to Governmental Entities or Notice to Insurers, as applicable.

            "Notice to Governmental Entities" means a notice letter on the Provider's corporate letterhead in substantially the form attached hereto as
Exhibit VII-A.

            "Notice to Insurers" means a notice letter on the Provider's corporate letterhead in substantially the form attached hereto as Exhibit VII-B.

            "Obligor" means the entity responsible for the payment of all or any portion of a Receivable.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means the Second Amended Joint Plan of Reorganization Of Physicians Clinical Laboratory, Inc. And Its Affiliated Debtors, and all exhibits annexed thereto, dated February 11, 1997, as it may be further amended, supplemented or otherwise modified in a manner acceptable to the Program Manager.

            "Primary Servicer Responsibilities" has the meaning set forth in
Section 1.05(b) hereto.

            "Primary Servicing Fee" means, with respect to any Purchased Batch, an amount equal to 50(cents) per bill in such Purchased Batch.

            "Program Manager" means (i) Daiwa Securities America Inc., or (ii) any other Person then identified by DH-2 to the Provider as being authorized to provide administrative services with respect to the Purchaser and the Purchaser's purchase, funding and collection of healthcare receivables.

            "Projected EBITDA" means such amount set forth for the applicable time period on Schedule VII attached hereto.

            "Projected Net Income" means such amount set forth for the applicable time period on Schedule VII attached hereto.

            "Property" means property of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the date of this Agreement.

            "Proposed Eligible Receivables" has the meaning set forth in Section
1.02 hereto.

            "Provider" has the meaning set forth in the preamble hereto.

            "Provider Lockbox" means the lockbox set forth on Schedule IV hereto to receive checks and EOB's with respect to Receivables payable by Governmental Entities.

            "Provider Lockbox Account" means the account set forth on Schedule IV hereto in the name of the Provider and associated with the Provider Lockbox established and controlled by the Provider to deposit Collections, including Collections received in the Provider Lockbox and Collections received by wire transfer directly from Governmental Entities, all as more fully set forth in the Depositary Agreement.

            "Purchase Price" means, with respect to Receivables in each Purchased Batch, (i) the aggregate Expected Net Value of such Receivables, minus
(ii) 5%.

            "Purchased Batch" has the meaning set forth in Section 1.02(b) hereto.

            "Purchased Receivable" means a Receivable that has been purchased by the Purchaser.

            "Purchaser" has the meaning set forth in the preamble hereto.

            "Purchaser Lockbox" means the lockbox set forth on Schedule IV hereto to receive checks and EOB's with respect to Receivables payable by Obligors other than Governmental Entities.

            "Purchaser Lockbox Account" means the lockbox account set forth on
Schedule IV hereto associated with the Purchaser Lockbox established by the Purchaser to deposit Collections, including Collections received in the Purchaser Lockbox and Collections received by wire transfer directly from Obligors other than Governmental Entities, all as more fully set forth in the Depositary Agreement.

            "Receivable Information" has the meaning set forth in Section 1.02 hereto.

            "Receivables" means all third-party reimbursable portions or third-party directly payable portions of healthcare accounts receivable or Self-Pay, owing (or in the case of Unbilled Receivables, to be owing) to the Provider, arising out of the rendition of medical, surgical, diagnostic or other professional medical services or the sale of medical products by the Provider, including all rights to reimbursement under any agreements with and payments from Obligors, together with, to the maximum extent permitted by law, all accounts and general intangibles related thereto, all rights, remedies, guaranties, security interests and Liens in respect of the foregoing, all books, records and other Property evidencing or related to the foregoing, and all proceeds of any of the foregoing.

            "Repurchase Price" means an amount equal to (x) the Purchase Price of such Denied Receivable, minus (y) any cash received from the Obligor in the Purchaser Lockbox Account with respect to such Denied Receivable, plus (z) interest on such amount calculated at the interest rate then in effect under the Loan Agreement (or the maximum rate legally permitted if less than such rate) on the average outstanding difference between clauses (x) and (y) from and including the Business Day following the Transfer Date of such Denied Receivable to the date the Repurchase Price is received by the Purchaser.

            "Self-Pay" means a healthcare account receivable for which a patient or customer of the Provider is directly and primarily liable to pay.

            "Servicer" means the Provider, if it is then authorized to perform the Primary Servicer Responsibilities pursuant to Section 1.05(b), or the Master Servicer, or any other Person then authorized hereunder to perform the Primary Servicer Responsibilities.

            "Servicer Termination Event" means any of the events specified in
Exhibit IX hereto.

            "Settlement Date" means Tuesday of each week; or if such day is not a Business Day, the next succeeding Business Day; provided, that, if, following the occurrence of an Event of Termination, the Purchaser shall have selected a period shorter than one week as the Settlement

Period, the Settlement Date shall mean the fifth Business Day following the end of each such Settlement Period.

            "Settlement Period" means the period beginning on Friday of each week and ending at the close of Thursday of the following week; provided, that notwithstanding the foregoing, the first Settlement Period shall be the period from and including the Initial Transfer Date through the Thursday of the following week; and provided, further, that following the occurrence of an Event of Termination, the Purchaser may from time to time, by notice to the Provider, select a shorter period as the Settlement Period.

            "Special Reserve" has the meaning set forth in Section 5.11 hereto.

            "Special Reserve Requirement" has the meaning set forth in Section
5.11 hereto.

            "Subsidiary" means, with respect to the Provider, any corporation or entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Provider.

            "Tangible Net Worth" means, with respect to any Person at any time, the sum of (i) such Person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, less (ii) treasury stock, minus (iii) the book value of all assets classified as intangible under GAAP, including, without limitation, goodwill, deferred taxes, deferred financing costs, trademarks, trade names, patents, copyrights and licenses.

            "Total Collections" means, as to each Transferred Batch, the sum of all Collections, Repurchase Prices and Indemnified Amounts, but only to the extent that such Indemnified Amounts are received in lieu of Collections, distributed to and received by the Purchaser with respect thereto.

            "Transfer Date" means Tuesday of each week after the Initial Transfer Date, or if such day is not a Business Day, the next succeeding Business Day provided that there shall not be more than one Transfer Date in any single week, and, provided further that, each Transfer Date shall occur simultaneously with each Funding Date as defined in the Loan Agreement.

            "Transferred Batch" has the meaning set forth in Section 1.02 hereto.

            "Transmission" means, upon establishment of computer interface between the Provider and the Master Servicer in accordance with the specifications established by the Master Servicer, the transmission of Receivable Information through computer interface to the Master Servicer in a manner satisfactory to the Master Servicer.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

            "Unbilled Receivable" means a Receivable in respect of which the goods have been shipped, or the services rendered, to the relevant customer or patient, and rights to payment therefor have accrued, but the invoice has not been rendered to the applicable Obligor.

            "Written Notice" and "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.


            Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II

                             CONDITIONS OF PURCHASES

            1. Conditions Precedent on Initial Transfer Date. The purchase of a Purchased Batch under the Agreement on the Initial Transfer Date is subject to the conditions precedent that the Purchaser shall have received on or before the Initial Transfer Date the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Purchaser:

            (a) A certificate issued by the Secretary of State of the state of the Provider's (i) organization as to the legal existence and good standing of the Provider and (ii) locale of operation, if different from its state of organization, as to the foreign qualification, authorization and good standing of the Provider in such locale (all of which certificates shall be dated not more than 20 days prior to the Initial Transfer Date) or an opinion of counsel for such entity to such effect.

            (b) Certified copies of the charter and by-laws of the Provider, certified copy of the Confirmation Order approving the Agreement, certified copies of all documents filed to register any and all assumed names of the Provider, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement.

            (c) A certificate of the Secretary or Assistant Secretary of the Provider certifying the names and true signatures of the incumbent officers of such entity authorized to sign the Agreement and the other documents to be delivered by it hereunder.

            (d) Certified copies of the balance sheets of the Provider and its Subsidiaries as at February 28, 1997, and for the prior 3 fiscal years and the related statements of income and expense and retained earnings of the Provider and its Subsidiaries for the fiscal year then ended, certified in a manner acceptable to the Purchaser by independent public accountants acceptable to the Purchaser.

            (e) Acknowledgment or time stamped receipt copies of proper financing statements (showing the Provider as debtor/seller, the Purchaser as secured party/purchaser and DH-2 as assignee, and stating that the financing statements are being filed because UCC Section 9-102 does not distinguish between a sale and a secured loan for filing purposes) duly filed on or before the Initial Transfer Date under the UCC of all jurisdictions that the Purchaser may deem necessary or desirable in order to perfect the ownership interests contemplated by the Agreement.

            (f) Acknowledgment or time-stamped receipt copies of proper financing statements (showing Provider as debtor and the Purchaser as secured party and DH-2 as assignee with respect to the grant by the Provider of a first priority security interest to the Purchaser in the Provider's Accounts, as contemplated by Section 4.04 of the Agreement) duly filed on or before the Initial Transfer Date under the UCC of all jurisdictions that the Purchaser may deem necessary or desirable in order to perfect such security interest.

            (g) UCC search results, dated within twenty days of the Initial Transfer Date, and a schedule thereof listing all effective financing statements filed in the jurisdictions referred to in subsections (e) and (f) above that name the Provider as debtor, together with copies of all other financing statements filed against the Provider (none of which shall cover any Accounts).

            (h) Releases and properly completed and executed financing statements (Form UCC-3), if any, necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by the Provider in any of its Accounts.

            (i) Favorable opinions of such local counsels for the Provider as the Daiwa Group requests, substantially in the form attached hereto as Exhibit XI-A, regarding compliance with patient confidentiality laws, and including a new form of consent form to be used by the Provider in such locales (the "New Consent Forms"), and as to such other matters as the Daiwa Group requests.

            (j) Favorable opinions of Jones, Day, Reavis & Pogue, counsel for the Provider, substantially in the form attached hereto as Exhibit XI-B.

            (k) Payment of all reasonable attorneys' fees and disbursements incurred by the Purchaser and the Daiwa Group.

            (l) A duly executed Depositary Agreement, together with evidence satisfactory to the Purchaser that the Purchaser Lockbox, the Provider Lockbox, the Purchaser Lockbox Account and the Provider Lockbox Account have been established.

            (m) Copies of all Notices required pursuant to Article II of the Agreement, together with evidence satisfactory to the Purchaser that such Notices have been or will be delivered to the addressees thereof.

            (n) A copy of each new form of invoice from Provider showing the proper Provider Lockbox or Purchaser Lockbox as the remittance address.

            (o) A copy of all of the Provider's existing forms of consents, if any, which were signed by each customer for which the currently existing Receivables were created, as well as a copy of each New Consent Form to be signed by each customer for which a Receivable will be created on or after the Initial Funding Date, which consents authorize certain demographic and medical information with respect to such patient to be disclosed by the Provider to its servicing agents and by such servicing agents to any third party obligors thereon, certified by an officer of the Provider, as being true, complete, correct and the only consent forms presently in effect.

            (p) Evidence satisfactory to the Purchaser and the Daiwa Group that prior to the making of the initial purchase hereunder, (i) the Confirmation Order shall have become a Final Order, (ii) the Effective Date (as defined in the Plan) of the Plan shall have occurred and the transactions contemplated by the Plan shall have been substantially consummated in accordance with the terms of the Plan as so confirmed, (iii) the Bankruptcy Court shall have entered an order approving the commitment extension letter from and the payment of certain fees set forth in the commitment extension letter to the Program Manager and such order shall have become a Final Order, and (iv) no "Old Common Stock" and no "Old Subordinated Debentures" (each as defined in the Plan) remain outstanding.

            (q) Evidence satisfactory to the Provider and the Daiwa Group that the funds available to the Provider from cash and cash equivalents held by the Provider and its Subsidiaries and the proceeds of the Senior Notes (but not the proceeds from the sale of receivables hereunder) are sufficient to pay all amounts payable by the Providers and its Subsidiaries in connection with the consummation of the transactions contemplated by the Plan, including, without limitation, all fees, commissions and expenses paid or payable in connection therewith.

            (r) A certificate of the appropriately authorized financial officer of the Provider as to the reasonability and conformance with GAAP of, and attaching as annexes thereto: (i) the consolidated financial statements of the Provider and its Subsidiaries set forth in the Disclosure Statement, (ii) the pro forma opening consolidated balance sheet of the Provider and its Subsidiaries after giving effect to the consummation of the transactions contemplated by the Plan and the transactions contemplated hereby, (iii) a pro forma statement of consolidated operating cash flow for the Provider and its Subsidiaries for the last fiscal year of the Provider after giving effect to the consummation of the transactions contemplated by the Plan and the transactions contemplated hereby, and (iv) a pro forma statement of consolidated operating cash flow for the Provider and its Subsidiaries for the twelve month period ended March 31, 1997 after giving effect to the consummation of the transactions contemplated by the Plan and the transactions contemplated hereby, in each case prepared in accordance with GAAP and demonstrating on a pro forma basis that, as of the Closing Date, the consolidated total liabilities do not exceed 280% of the consolidated total assets of the Provider and its Subsidiaries.

            (s) A certificate of the appropriately authorized financial officer of the Provider certifying that upon the consummation of the transactions contemplated hereby, none of the Provider or any of its Subsidiaries has any Debt outstanding other than (i) Debt described on Schedule III hereto, including the Senior Notes, (ii) income taxes payable to the extent the same may be treated as an accrued expense under GAAP, and (iii) trade payables in the ordinary course of business.

            (t) Evidence satisfactory to the Purchaser and the Daiwa Group that, except as listed on Schedule III hereto, all necessary governmental and third party consents and approvals in connection with the consummation of (i) the Plan and (ii) the transactions hereunder have been obtained and are in full force and effect, and that all applicable waiting periods have expired or have been terminated without any action being taken by any competent authority which restricts, prevents or imposes materially adverse conditions upon the making of the purchases hereunder or the consummation of any other transaction contemplated by the Plan.

            (u) A certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to effectuate the transactions and information transfers hereunder, are fully operational to the satisfaction of the Master Servicer.

            (v) Copies of the monthly balance sheets of the Provider and its Subsidiaries since January 1, 1997, and the related statements of income and expense and retained earnings of the Provider and its Subsidiaries for the same periods then ended, certified as to the accuracy thereof in a manner acceptable to the Purchaser by the Chief Operating Officer of the Provider.

            (w) A copy of the monthly projected balance sheet of the Provider and its Subsidiaries for each of the twenty-four months following the Closing Date, and the related statements of income and expense and retained earnings of the Provider and its Subsidiaries for the same periods then ended, certified as to the reasonableness of the assumptions and preparation thereof in a manner acceptable to the Purchaser by the Chief Operating Officer of the Provider.

            (x) Evidence that all monies due to MediCal have been paid in full.

            (y) Evidence that the Medicare Reserve Requirement has been funded in full and that any other reserve required pursuant to Section 5.11 has been funded in full.

            2. Conditions Precedent on All Transfer Dates. Each purchase of a Purchased Batch on a Transfer Date (including the Initial Transfer Date) shall be subject to the further conditions precedent that the Provider and the Purchaser shall have agreed upon the terms of such purchase and also that:

            (a) The Provider shall have delivered to the Purchaser or the Master Servicer, as the case may be, at least two Business Days prior to such Transfer Date, in form and substance satisfactory to the Purchaser:

               (i) completed Receivable Information with respect to each Proposed Eligible Receivable (such Receivable Information having been delivered on or prior to the most recent Batching Time preceding such Transfer Date), together with such additional information as may reasonably be requested by the Purchaser or the Master Servicer; and

              (ii) to the extent not previously provided, executed Notices to each Obligor responsible for the payment of any of the Batch Receivables to be purchased on such Transfer Date, directing such Obligors to make payment to the address and account designated in the Notices, as set forth in Article II hereof, together with evidence that such Notices have been delivered to such Obligors.

            (b) On each such Transfer Date the following statements shall be true (and acceptance of the proceeds of such purchase by the Provider shall be deemed a representation and warranty by the Provider that such statements are then true):

               (i) the representations and warranties contained in Exhibit III are correct on and as of the date of such purchase as though made on and as of such date except to the extent made with respect to an earlier date, and

              (ii) no event has occurred and is continuing, or would result from such purchase, that constitutes an Event of Termination or that would constitute an Event of Termination but for the requirement that notice be given or time elapse or both.

            (c) Affirmation from the Master Servicer that, in its sole judgment, all computer linkups and interfaces continue to be fully operational to the satisfaction of the Master Servicer.

            (d) The Purchaser shall have received such other approvals, opinions or documents as it may reasonably request.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

            The Provider represents and warrants as follows:

            (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except in any jurisdiction other than that of its chief executive offices where the failure to be so qualified would not have a Material Adverse Effect.

            (b) The execution, delivery and performance by it of the Agreement and the other documents to be delivered by it thereunder, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) its charter or by-laws, (2) any law, rule or regulation applicable to it, (3) any contractual restriction binding on or affecting it or its Property, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its Property, and (iv) do not result in or require the creation of any Lien upon or with respect to any of its Properties, other than the interest created by the Agreement. The Agreement has been duly executed and delivered by it. It has furnished to the Purchaser a correct and complete copy of its certificate of incorporation and by-laws, including all amendments thereto.

            (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and performance by it of the Agreement or any other document to be delivered thereunder.

            (d) The Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

            (e) It has all power and authority, and has all permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements of all Insurers, Governmental Entities, accreditation agencies and any other Person (including without limitation, accreditation by the appropriate Governmental Entities and industry accreditation agencies and accreditation and certifications as the Provider of healthcare services eligible to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS/Champva, Blue Cross/Blue Shield and other equivalent programs), necessary or required for it (i) to own the assets (including Receivables) that it now owns, and (ii) to carry on its business as now conducted, except where failure to have such permits, licenses, agreements with third-party payors, accreditation and certifications (including, without limitation, accreditation by the appropriate Governmental Entities and industry accreditation agencies and accreditation and certifications as the Provider of healthcare services eligible to receive


                                     III-1
payment and compensation and to participate under Medicare, Medicaid, CHAMPUS/Champva, Blue Cross/Blue Shield and other equivalent programs) would not have a Material Adverse Effect.

            (f) It has not been notified by any Insurer, Governmental Entity or instrumentality, accreditation agency or any other Person, during the immediately preceding 24 month period, that such party has rescinded or not renewed, or is reasonably likely to rescind or not renew, any such permit, license, accreditation, certification, authorization, approval, consent or agreement granted to it or to which it is a party except as disclosed in
Schedule III hereto.

            (g) As of the Initial Transfer Date, all conditions precedent set forth in Exhibit II have been fulfilled or waived in writing by the Purchaser, and as of each Transfer Date, the conditions precedent set forth in paragraph 2 of such Exhibit II have been fulfilled or waived in writing by the Purchaser.

            (h) The balance sheets of the Provider and its Subsidiaries as at February 28, 1997, and the related statements of income and expense, cash flows and retained earnings of the Provider and its Subsidiaries for the fiscal periods then ended, copies of which have been furnished to the Purchaser, fairly present the financial condition of the Provider and its Subsidiaries as at such date and the results of the operations of the Provider and its Subsidiaries for the period ended on such date, all in accordance with GAAP, and since February 28, 1997 there has been no change resulting in a Material Adverse Effect other than the commencement of the bankruptcy case disclosed in the Plan.

            (i) Except as disclosed on Schedule III hereto, there is no pending or, to the Provider's knowledge, threatened action or proceeding or injunction, writ or restraining order affecting the Provider or any of its Subsidiaries before any court, Governmental Entity or arbitrator which could reasonably be expected to result in a Material Adverse Effect, and, other than as discussed in the Plan, the Provider or any Subsidiary is not currently the subject of, and has no present intention of commencing, an insolvency proceeding or petition in bankruptcy.

            (j) Except as disclosed on Schedule III hereto, it is the legal and beneficial owner of the Receivables in each Transferred Batch free and clear of any Lien (other than any Lien on Accounts that is expressly subordinated in writing to the Lien created hereunder in a manner acceptable to the Purchaser, in its sole discretion); upon each purchase or contribution of a Transferred Batch, the Purchaser shall acquire valid ownership of each Receivable in such Transferred Batch and in the Collections with respect thereto prior to all other Liens thereon. No effective financing statement or other instrument similar in effect covering any Accounts or the Collections with respect thereto is on file in any recording office, except those filed in favor of the Purchaser, DH-2 or any permitted assignee of DH-2 relating to the Agreement, and no competing notice or notice inconsistent with the transactions contemplated in the Agreement remains in effect with respect to any Obligor.

            (k) All Receivable Information, information provided in the application for the program effectuated by the Agreement, and each other document, report and Transmission provided by the Provider to the Daiwa Group is or shall be accurate in all material respects as of its date and as of the date so furnished, and no such document contains or will contain any untrue statement of a


                                     III-2
material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

            (l) The principal place of business and chief executive office of the Provider are located at the respective address referred to on the signature page of the Agreement and the offices where the Provider keeps its records concerning the Receivables are as set forth on Schedule III hereto, and there have been no other such locations for the four immediately prior months.

            (m) Each purchase of a Purchased Batch will constitute a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

            (n) Each Receivable included in a Purchased Batch is, as of the Transfer Date of such Purchased Batch, an Eligible Receivable.

            (o) The provisions of the Agreement create, on the Initial Transfer Date, legal and valid liens in all of the Accounts owned or held by the Provider (other than the Batch Receivables that have been sold or contributed to the Purchaser pursuant to the provisions of the Agreement) in the Purchaser's favor, and when all proper filings and other actions necessary to perfect such Liens have been completed, will constitute a perfected and continuing Lien on all of the Accounts owned or held by the Provider (other than the Batch Receivables that have been sold or contributed to the Purchaser pursuant to the provisions of the Agreement), having priority over all other Liens on such Accounts of the Provider, enforceable against the Provider and all third parties.

            (p) All required Notices have been prepared and delivered to each Obligor, and all invoices now bear only the appropriate remittance instructions for payment direction to the Purchaser Lockbox, the Purchaser Lockbox Account, the Provider Lockbox or the Provider Lockbox Account, as the case may be.

            (q) Except as disclosed on Schedule III hereto, the Provider has not changed its principal place of business or chief executive office in the last five years.

            (r) The exact name of the Provider is as set forth on the signature pages of the Agreement and, except as set forth on such signature page, the Provider has not changed its name in the last five years and, except as set forth on Schedule III, during such period the Provider has not used, nor does the Provider now use, any other fictitious, assumed or trade name.

            (s) Except as disclosed on Schedule III with respect to itself or any of its Subsidiaries, there exists no event which has or is reasonably likely to have a Material Adverse Effect.

            (t) It is not in violation under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over the Provider which is reasonably likely to have a Material Adverse Effect.


                                     III-3

            (u) It has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid, or made adequate provision for payment of, all taxes, assessments and other governmental charges due from it, unless contested in good faith by appropriate proceedings. Other than as disclosed on Schedule III hereto, no tax Lien has been filed and is now effective against it or any of its Properties, except any Lien in respect of taxes and other charges not yet due or contested in good faith by appropriate proceedings. To its knowledge, there is no pending investigation of it by any taxing authority or any pending but unassessed tax liability of it. It does not have any obligation under any tax sharing agreement.

            (v) It is solvent and will not become insolvent after giving effect to the transactions contemplated by the Agreement; it has not incurred debts or liabilities beyond its ability to pay; it will, after giving effect to the transaction contemplated by the Agreement, have an adequate amount of capital to conduct its business in the foreseeable future; the sales and contributions of Receivables hereunder are made in good faith and without intent to hinder, delay or defraud its present or future creditors.

            (w) The Provider Lockbox is the only post office box and the Provider Lockbox Account and the other accounts previously disclosed to the Purchaser are the only lockbox accounts maintained by the Provider; and the Provider has directed all Obligors to remit payments on Proposed Eligible Receivables or Batch Receivables to the applicable Purchaser Lockbox, Purchaser Lockbox Account, Provider Lockbox, or Provider Lockbox Account.

            (x) Each pension plan or profit sharing plan to which it is a party has been fully funded in accordance with its obligations as set forth in such plan.

            (y) To its knowledge, there are no pending civil or criminal investigations by any Governmental Entity involving it or its officers or directors and neither it nor any of its officers or directors has been involved in, or the subject of, any civil or criminal investigation by any Governmental Entity.

            (z) The primary business of the Provider is the provision of healthcare services, products, merchandise or equipment.

            (aa) The assets of the Provider are free and clear of any liens in favor of the Internal Revenue Service, any Employee Benefit Plan or the PBGC other than inchoate tax liens resulting from an assessment of the Provider.

            (bb) With respect to each Employee Benefit Plan of it, including to its knowledge as to any Multiemployer Plan, such Employee Benefit Plan has complied and been administered in accordance with its terms and in substantial compliance with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended; neither it nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA; and it has no material unpaid liability for any Employee Benefit Plan.


                                     III-4

            (cc) None of the Proposed Eligible Receivables or Batch Receivables constitutes or has constituted an obligation of any Subsidiary, parent or other Person which is its Affiliate.

            (dd) No transaction contemplated under this Agreement requires compliance with any bulk sales act or similar law.

            (ee) It has, or has the right to use, valid provider identification numbers and licenses to generate the Receivables.

            (ff) It shall treat each sale of Receivables hereunder as a sale for federal and state income tax, reporting and accounting purposes and shall treat each contribution of Receivables hereunder as a contribution for federal and state income tax, reporting and accounting purposes.

            (gg) It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

            (hh) Each Receivable that is an Unbilled Receivable will be, or has been, billed to the Obligor of such Receivable within 45 days of the Last Service Date.

            (ii) Commencing October 3, 1997, only the New Consent Forms are being obtained from each patient and customer receiving services or products from the Provider.

            (jj) Since the Order confirming the Plan was entered on April 23, 1997 the terms of the Plan have not been modified in any manner adverse to the Purchaser, DH-2, the Program Manager, or any other member of the Daiwa Group, whether before or after confirmation of the Plan, without the prior written consent of the Program Manager. All conditions precedent to the Plan have been satisfied and all actions required to be taken pursuant to the Plan have been consummated prior to the Closing Date.

            (kk) From and after the filing of the Plan with the Bankruptcy Court, there has been (i) no change in control other than as contemplated by the Plan; (ii) no transaction not in the ordinary course of business which has not been approved by Final Order of the Bankruptcy Court; and (iii) no material amendment, modification or termination of any material contract or agreement to which the Provider is a party, except as contemplated by the Plan.



                                     III-5

                                   EXHIBIT IV

                                    COVENANTS

            Until the later of the Facility Termination Date and the Final Payment Date, the Provider agrees as follows:

            (a) Compliance with Laws, etc. It will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not result in a Material Adverse Effect.

            (b) Offices, Records and Books of Account. It will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Accounts at the address set forth under its name on the signature pages to the Agreement and as set forth on Schedule III hereto or, upon 30 days' prior Written Notice to the Purchaser, at any other locations in jurisdictions where all actions reasonably requested by the Purchaser or otherwise necessary to protect, perfect and maintain the Purchaser's security interest in the Accounts have been taken and completed. It shall keep its books and accounts in accordance with generally accepted accounting principles and shall make a notation on its books and records, including any computer files, to indicate which Receivables have been sold to the Purchaser and the security interest of the Purchaser in its Accounts not sold to the Purchaser. It shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Batch Receivables (including, without limitation, records adequate to permit the daily identification of each Batch Receivable and all Collections of and adjustments to each existing Batch Receivable) and for providing the Receivable Information.

            (c) Performance and Compliance with Contracts and Credit and Collection Policy. It will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the contracts related to the Batch Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Batch Receivable and the related contract, and it shall maintain, at its expense, in full operation each of the bank accounts and lockboxes required to be maintained under the Agreement. It shall not do anything to impede or interfere, or suffer or permit any other Person to impede or interfere in any material respect, with the collection by the Purchaser, or the Master Servicer on behalf of the Purchaser, of the Batch Receivables.

            (d) Notice of Breach of Representations and Warranties. It shall promptly (and in no event later than one Business Day following actual knowledge thereof) inform the Purchaser and the Master Servicer of any breach of covenants or representations and warranties hereunder, including, without limitation, upon discovery that a Receivable ceases to be an Eligible Receivable.

            (e) Sales, Liens, etc. It will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Liens upon or with respect to, its Accounts, or upon or with respect to any account to which any Collections of any Batch Receivable are sent, or assign any right to receive income in respect thereof except (i) it may grant a Lien on Accounts that is expressly subordinated in writing to the Lien created hereunder in a manner acceptable to DH-2, in its sole discretion and (ii) those Liens in favor of the Purchaser, DH-2 or any assignee of DH-2 relating to the Agreement.

            (f) Extension or Amendment of Batch Receivables. It shall not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Batch Receivable except in accordance with the Credit and Collection Policy.

            (g) Change in Business or Credit and Collection Policy. It will not make any change in the Credit and Collection Policy or make any change in the character of its business that, in either event, could reasonably be expected to result in a Material Adverse Effect. It will not make any other material changes in the Credit and Collection Policy without the prior written consent of the Purchaser.

            (h) Audits and Visits. It will, at any time and from time to time during regular business hours as requested by the Program Manager and upon reasonable advance notice (unless an Event of Termination has occurred and is continuing, in which case no notice is required), permit the Purchaser, or its agents or representatives (including the Master Servicer), (i) on a confidential basis, to examine, audit and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Batch Receivables including, without limitation, the related contracts; (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, provided that, absent the occurrence of an Event of Termination, the examination and audit in clauses (i) and (ii) above shall not occur more frequently than once every twelve months; and (iii) to discuss matters relating to Batch Receivables or its performance hereunder or under the contracts with any of its officers or employees having knowledge of such matters. It shall permit the Master Servicer to have at least one agent or representative physically present in its administrative office during normal business hours to assist it in performing its obligations under the Agreement, including its obligations with respect to the collection of Batch Receivables pursuant to Article I of the Agreement.

            (i) Change in Payment Instructions. It will not terminate the Provider Lockbox, the Provider Lockbox Account, the Purchaser Lockbox or the Purchaser Lockbox Account, or make any change or replacement in the instructions contained in any invoice, Notice or otherwise, or regarding payments with respect to Receivables to be made to it, the Purchaser or the Master Servicer, except upon the prior and express written consent of the Program Manager or the Purchaser.

            (j) Reporting Requirements. It will provide to the Purchaser and to the Program Manager (in multiple copies, if requested) the following:

               (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Provider, consolidated balance sheets of the Provider and its Subsidiaries as of the end of such quarter and consolidated statements of income, cash flows and retained earnings of the Provider and its Subsidiaries for the period commencing at the beginning of the current fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Provider, and accompanied by a certificate of an authorized officer of the Provider detailing the Provider's compliance for such fiscal period with all terms, including the financial covenants, contained in the Agreement, and to the extent any non-compliance exists, a description of the steps being taken by the Provider to address such non-compliance;

              (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Provider, a copy of the audited consolidated financial statements (together with explanatory notes thereon) and the auditor's report letter for such year for the Provider and its Subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants of recognized standing, and accompanied by a certificate of an authorized officer of the Provider detailing the Provider's compliance for such fiscal period with all terms, including the financial covenants, contained in the Agreement, and to the extent any non-compliance exists, a description of the steps being taken by the Provider to address such non-compliance;

             (iii) on or before the 20th of each month, monthly and year-to-date statistical and financial reports, including volume and time business reports (to be requested by the Purchaser) and unaudited consolidated profit and loss reports, from the chief financial officer of the Provider;

              (iv) promptly and in any event within five Business Days after the occurrence of each Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, a statement of the chief financial officer of the Provider setting forth details of such Event of Termination or event, and the action that it has taken and proposes to take with respect thereto;

               (v) promptly after the sending or filing thereof, if any, copies of all reports and registration statements that the Provider or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange and official statements that the Provider or any Subsidiary files with respect to the issuance of tax-exempt indebtedness;

              (vi) promptly after the filing or receiving thereof, copies of all reports and notices that the Provider or any Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or that the Provider or any Affiliate receives from any of the foregoing or from any Multiemployer Plan to which the Provider or Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Provider or any such Affiliate in excess of $10,000;

             (vii) at least ten Business Days prior to any change in the Provider's name or any implementation of a new trade/assumed name, a Written Notice setting forth the new name or trade name and the proposed effective date thereof and copies of all documents required to be filed in connection therewith;

            (viii) promptly (and in no event later than one Business Day following actual knowledge or receipt thereof), written notice in reasonable detail, of (w) any Lien asserted or claim made against a Batch Receivable, (x) the occurrence of a Servicer Termination Event, (y) the occurrence of any other event which could materially and adversely affect the value of a Batch Receivable or the interest of the Purchaser in a Batch Receivable or (z) the results of any cost report or similar audits being conducted by any federal, state or county Governmental Entity or its agents or designees;

              (ix) at least 30 days prior to the commencement of each fiscal year, an operating plan (together with a complete statement of the assumptions on which such plan is based) of the Provider and its Subsidiaries approved by its Board of Directors, which shall include monthly budgets for the prospective year in reasonable detail acceptable to the Purchaser and will integrate operating profit and cash flow projections and personnel, capital expenditures, and facilities plans;

               (x) promptly upon receipt thereof, a copy of any management letter or written report submitted to the Provider by independent certified public accountants with respect to the Subsidiaries, business, condition (financial or otherwise), operations, prospects, or Properties of the Provider;

              (xi) no later than five (5) Business Days after the commencement thereof, Written Notice of all actions, suits, and proceedings before any Governmental Entity or arbitrator affecting the Provider which, if determined adversely to the Provider, could reasonably be expected to have a Material Adverse Effect;

             (xii) promptly after the furnishing thereof, copies of any statement or report furnished by the Provider to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Purchaser pursuant to this Agreement;

            (xiii) as soon as possible and in any event within five (5) days after becoming aware of the occurrence thereof, Written Notice of any matter that could reasonably be expected to result in a Material Adverse Effect;

             (xiv) as soon as available, (A) one copy of each financial statement, report, notice or proxy statement sent by the Provider to its stockholders generally, (B) and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Provider or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency or the Bankruptcy Court, and (C) all press releases and other statements made available by the Provider to the public concerning developments in the business of the Provider or any Subsidiary;

              (xv) within the sixty (60) day period prior to the end of each fiscal year of the Provider, a report satisfactory in form to the Purchaser, listing all material insurance coverage maintained as of the date of such report by the Provider and its Subsidiaries and all material insurance planned to be maintained by the Provider and its Subsidiaries in the subsequent fiscal year; and

             (xvi) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Provider or any Subsidiary as the Purchaser may from time to time reasonably request.

            (k) Notice of Proceedings; Overpayments. The Provider shall promptly notify the Master Servicer and the Program Manager in the event of any action, suit, proceeding, dispute, set-off, deduction, defense or counterclaim that is or may be asserted by an Obligor with respect to any Batch Receivable.

            (l) Officer's Certificate. On the date the financial statements referred to in clause (j) above are to be delivered in each fiscal year after the Initial Transfer Date, the chief financial officer of the Provider shall deliver a certificate to the Purchaser, stating that, as of such date, (i) all representations and warranties are true and correct, (ii) the conditions precedent set forth in paragraph 2 of Exhibit II have been fulfilled or waived in writing by the Purchaser, and (iii) no Event of Termination exists and is continuing.

            (m) Further Instruments, Continuation Statements. The Provider shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that the Program Manager or the Purchaser may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete transfer of ownership of the Batch Receivables, or to enable the Purchaser or the Program Manager to exercise or enforce the rights of the Purchaser hereunder or under the Batch Receivables. Without limiting the generality of the foregoing, the Provider will upon the request of the Program Manager execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be, in the opinion of the Program Manager, necessary or appropriate. The Provider hereby authorizes the Program Manager or its designees, upon ten Business Days' notice, to file one or more financing or continuation statements and amendments thereto and assignments thereof, relative to all or any of the Batch Receivables now existing or hereafter arising without the signature of the Provider where permitted by law. If the Provider fails to perform any of its agreements or obligations under the Agreement, the Program Manager may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Program Manager incurred in connection therewith shall be payable by the Provider.

            (n) Taxes. The Provider shall pay any and all taxes (excluding the Purchaser's income, gross receipts, franchise, doing business or similar taxes) relating to the transactions contemplated under the Agreement, including but not limited to the sale, transfer and assignment of each Batch Receivable.

            (o) Deviation from Terms of Batch Receivable, etc. The Provider shall not, without the prior written consent of the Purchaser:

               (i) other than in connection with the repurchase of a Denied Receivable, compromise, adjust, extend, satisfy, subordinate, rescind, set off, waive, amend, or otherwise modify, or permit or agree to any deviation from, the terms and conditions of any Batch Receivable, or materially or adversely amend, modify or waive any term or condition of any contract related thereto;

              (ii) (x) amend, modify, supplement or delete in any way or to any extent any provision for uncollectible accounts and free care applicable to any Batch Receivable or (y) amend, modify or supplement in any way or to any extent any financial category or change in any way or to any extent the manner in which any financial category is treated or reflected in the Provider's records;

              (iii) materially or adversely alter or modify (x) its claims processing system, or (y) its third party billing system, as applicable; or

              (iv) change, modify or rescind any direction contained in any invoice or previously delivered Notice.

            (p) Purchaser's Ownership of Batch Receivables. It shall not prepare or permit to be prepared any financial statements which shall account for the transactions contemplated hereby in a manner which is, or in any other respect account for the transactions contemplated hereby in a manner which is, inconsistent with the Purchaser's ownership of the Batch Receivables.

            (q) Merger, Consolidation. It shall not merge with or into or consolidate with or into, another Person, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired).

            (r) No "Instruments". It shall not take any action which would allow, result in or cause any Transferred Batch or Batch Receivable to be evidenced by an "instrument" within the meaning of the UCC of the applicable jurisdiction.

            (s) Master Servicer Certificate. On or before the thirtieth calendar day after the Initial Transfer Date, the Purchaser shall receive a certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to effectuate the transactions and information transfers contemplated hereunder, are fully operational to the satisfaction of the Master Servicer.

            (t) Implementation of New Consent Forms. As soon as possible after the Initial Transfer Date and in any event no later than October 3, 1997, the Purchaser shall receive a certificate from an officer of the Provider stating that the New Consent Forms are the only forms being used by the Provider and that all reasonable steps have been and are being taken to obtain New Consent Forms from customers currently being provided services or products by the Provider.

            (u) Deviation from New Consent Form. The Provider shall not, without the prior written consent of the Purchaser, substitute, alter, modify or change in any way the New Consent Form applicable to it.

            (v) Implementation of New Invoices. The Provider shall take all reasonable steps to ensure that all invoices rendered or dispatched on or after the Initial Transfer Date contain only the remittance instructions required under Article II of the Agreement.

            (w) Assumed/Trade Name Certificates. On or before the Closing Date, the Purchaser shall receive copies of all certificates filed by the Provider in each applicable jurisdiction regarding the use of each of the trade or assumed names set forth on Schedule III attached hereto.

            (x) Payments of Interest under the New Indenture as defined in the Disclosure Statement. At any time the Interest Coverage Ratio of the Provider is below 1.4:1, the Provider, unless otherwise instructed in writing by the Program Manager, shall pay its semi-annual interest due under the New Senior Notes (as defined in the Disclosure Statement) by delivery of additional New Senior Notes (in lieu of cash) in the manner set forth in the New Senior Notes as in effect on the date hereof.

            (y) "Priority Tax Claim" (as defined in the Plan). The Provider shall not accelerate any payments due to the Internal Revenue Service in any way to be at variance with the schedule described in Section 2.2 of the Plan without the prior written consent of the Lender.

                                    EXHIBIT V

                              EVENTS OF TERMINATION

            Each of the following shall be an "Event of Termination":

            (a) The Servicer, in its capacity as agent for the Purchaser pursuant to Section 1.05(b), shall fail to perform or observe any term, covenant or agreement included in the Primary Servicer Responsibilities (other than a Servicer Termination Event resulting from the events described in paragraph (g) of this Exhibit) and such failure shall remain unremedied for fifteen (15) days, or the Servicer or the Provider shall fail to make when due any payment or deposit to be made by it under the Agreement.

            (b) The Provider or the Servicer (i) fails to transfer any servicing rights and obligations with respect to the Batch Receivables to any successor designated pursuant to Section 1.05(b) of the Agreement, (ii) fails to make any payment required under the Agreement (unless such payment obligation has been fulfilled in full pursuant to the Purchaser's set-off rights under Section 4.03 of the Agreement) or (iii) sends a "Revocation Order" (as defined in the Depositary Agreement) or makes any change or replacement in the "Standing Revocable Instruction" (as defined in the Depositary Agreement).

            (c) Any representation or warranty (other than those representations and warranties (i) with respect to the purchase of Receivables that are covered by paragraph (f) of this Exhibit and (ii) with respect to Batch Receivables, the Repurchase Price with respect thereto is paid to the Purchaser in the manner set forth in Article IV of this Agreement within five Business Days following demand therefor) made or deemed made by the Provider under or in connection with the Agreement or any information or report delivered by the Provider pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered.

            (d) The Provider fails to perform or observe any other term, covenant or agreement contained in the Agreement on its part to be performed or observed and any such failure shall remain unremedied for three Business Days after Written Notice thereof shall have been given to the Provider by the Purchaser.

            (e) The Provider or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

            (f) Any purchase of a Purchased Batch pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) fail or cease to create or fail or cease to be a valid and perfected ownership interest in each Batch Receivable in such Purchased Batch and the Collections with respect thereto free and clear of all Liens (other than Liens referred to in clauses (i) and (ii) of paragraph (e) of Exhibit IV) unless, as to any such Batch Receivable, the Repurchase Price with respect thereto is paid to the Purchaser in the manner set forth in Article IV of the Agreement within five Business Days following demand therefor.

            (g) The Provider or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Provider or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or the Provider or any of its Subsidiaries shall take any action to authorize any of the actions set forth above in this paragraph (g).

            (h) As of any date of determination, the Provider is found to have been overpaid by Governmental Entities by 8% or more during any period covered by an audit conducted by the HCFA and such overpayment is not repaid within 30 days of its due date or reserved for in a manner reasonably acceptable to the Program Manager or reserved for as required under Section 5.11 of the Agreement.

            (i) There shall have occurred any Material Adverse Effect since September 30, 1997.

            (j) The Provider shall have consummated, or have entered into any agreement which is intended to result in the consummation of (i) the merger or consolidation of the Provider into or with another Person, (ii) the acquisition of all or a substantial portion of the assets of any Person, (iii) the transfer, sale, assignment, lease or other disposition of all or a substantial portion of the Provider's assets or Properties, (iv) a change in the general nature of the Provider's business, or (v) a Change of Control shall have occurred.

            (k) Judgments or orders for payment of money (other than judgments or orders in respect of which adequate insurance is maintained for the payment thereof) against the Provider in excess of $500,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more.

            (l) Any governmental authority (including, without limitation, the Internal Revenue Service or the PBGC) files a notice of a Lien against the assets of the Provider other than a Lien (i) that is limited by its terms to assets other than Accounts and (ii) that does not result in a Material Adverse Effect.

            (m) The Provider does not pay or discharge at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of the Receivables.

            (n) The Provider does not maintain proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to the Receivables.

            (o) The Provider does not comply in any material respect with (i) any document directly relating to the responsibilities of the Provider under the Agreement or (ii) any agreement, contract, or instrument that results in a Material Adverse Effect.

            (p) The Provider does not comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder which would cause a Lien to be placed against the Receivables.

            (q) The Provider engages in any line or lines of business activity other than the businesses in which it is engaged on the date hereof and any lines of business related thereto.

            (r) An "Event of Default" (as defined in the Loan Agreement) shall occur under the Loan Agreement.

            (s) Any provision of this Agreement shall for any reason cease to be valid and binding on the Provider or the Provider shall so state in writing.

            (t) The Loss-to-Liquidation Ratio in any four consecutive calendar weeks exceeds 10%.

            (u) The Delinquency Ratio in any four consecutive calendar weeks exceeds 10%.

            (v) Consolidated Net Worth. The Provider permits the Consolidated Net Worth, calculated at the end of each calendar month for the prior calendar quarter (inclusive of such month), to be less than the amount of actual Consolidated Net Worth as at the start of such prior calendar quarter plus 84% of the Projected Net Income for such calendar quarter; provided, that if the Provider fails such test hereinbefore, the Provider shall have one month to cure such failure; provided, further, that at the end of such cure period, the Consolidated Net Worth calculated as of such date shall not be less than the amount of actual Consolidated Net Worth on the start of the fourth prior month plus 84% of the Projected Net Income for such four month period.

            (w) Consolidated EBITDA. The Provider permits the Consolidated EBITDA, calculated as of the end of each calendar month for the prior calendar quarter (inclusive of such month) to be less than the amount of actual Consolidated EBITDA as of the start of such prior calendar quarter plus 84% of the Projected EBITDA for such calendar quarter; provided, that if the Provider fails such test hereinbefore, the Provider shall have one month to cure such failure and be in full compliance with the test as applied at the end of such month.

            (x) Accounts Receivable Turnover. The Provider permits the Accounts Receivable Turnover, calculated as of the end of each fiscal quarter of the Provider for the four fiscal quarters of the Provider then most recently ended, to be more than 90 days.

            (y) The Provider's Debt to Equity Ratio. The Provider permits the ratio of Debt of the Provider to its Equity to exceed 2.8:1.0 at the end of any fiscal quarter.

            (z) Payments of Interest under the New Indenture as defined in the Disclosure Statement. If at any time the Interest Coverage Ratio of the Provider is below 1.4:1, the Provider, unless otherwise instructed in writing by the Program Manager, pays its semi-annual interest due under the New Senior Notes (as defined in the Disclosure Statement) in any form other than by delivery of additional New Senior Notes.

            (aa) Funding for the Special Reserve. The Provider fails to fund the Special Reserve in accordance with Section 5.11(a).

            (bb) Other Reserves. The Provider fails to reserve funds as required pursuant to Section 5.11(b) or (c).

            (cc) Payments under the IRS Payment Schedule. The Provider shall fail to make any scheduled payment on the date set forth in the IRS Payment Schedule.

            (dd) Payments under the Medicare Payment Schedule. The Provider shall fail to make any scheduled payment on the date set forth in the Medicare Payment Schedule.

                                   EXHIBIT VI

                             RECEIVABLE INFORMATION

            Subject to compliance with and the limitations of applicable law in effect from time to time, including, without limitation, patient confidentiality restrictions which may limit or otherwise proscribe the providing of requested medical information, the following information shall, as appropriate, be provided by the Provider to the Master Servicer with respect to each Batch Receivable, as appropriate, together with such other information and in such form as may reasonably be requested from time to time by the Master Servicer and as, in accordance with applicable law, may be disclosed or released to the Master Servicer (the "Receivable Information"):

              (i) customer/patient demographic information;

              (ii) insured party demographic and other policy-related information;

              (iii) Provider services and products classification information (i.e., D.R.G. and other like information established by the Provider from time to time to classify services rendered or goods sold at or by the Provider's institution);

              (iv) Obligor required information (i.e., information provided in the ordinary course of business to any specified Obligor or any other information required to be provided to an Obligor pursuant to any agreement, contract or other arrangement with such Obligor); and

               (v) billing information (i.e., all information provided by the Provider on invoices to Obligors and any other information required to be provided pursuant to the Credit and Collection Policy and, to the extent the Transmission will not be via computer interface, including a copy of the admitting face sheet, HCFA Form and a detailed copy of the bill).

                                  EXHIBIT VII-A

                     FORM OF NOTICE TO GOVERNMENTAL ENTITIES

                          [Letterhead of the Provider]
                                                                          [Date]
[Name and Address
of Governmental Entity]

            Re:   Change of Account and Address

To Whom it May Concern:

            Please be advised that we have opened a new bank account at _____________ and a post-office box with respect to such bank account. Accordingly, until further notice, we hereby request that:

            (1)   All wire transfers be made directly into our account at:

                  ________________________
                  ________________________
                  ________________________
                  Account #_______________
                  ABA #_____________________
                  Confirm Phone Number:  _______________
                  Attention:  ___________________

            (2) All Explanations of Benefits, remittance advices and other forms of payment, including checks, be made to our post office box located at:

                  ________________________
                  ________________________
                  ________________________
                  Reference: Account #____________

            Thank you for your cooperation in this matter.

                                    PHYSICIANS CLINICAL LABORATORY, INC.

                                    By:____________________
                                       [Authorized Officer]


                                    VII-A-1

                                  EXHIBIT VII-B

                           FORM OF NOTICE TO INSURERS

                          [Letterhead of the Provider]
                                                                          [Date]
[Name and Address
of Insurer]

            Re:   Change of Account and Address

To Whom it May Concern:

            Please be advised that we (the "Provider") are selling and contributing to Bio-Cypher Funding Corp. (the "Purchaser"), an affiliated company, all of our existing and future receivables payable by you to us; and the Purchaser is assigning the aforementioned existing and future arising receivables as collateral to Daiwa Healthco-2 LLC (the "Lender"). Accordingly, you are hereby directed to make:

            (1)   All wire transfers directly to the following account:

                  ________________________
                  ________________________
                  ________________________
                  Account #_______________
                  ABA #_____________________
                  Confirm Phone Number:  _______________
                  Attention:  ___________________

            (2) All Explanation of Benefits, remittance advices and other forms of payment, including checks, to the following address:

                  ________________________
                  ________________________
                  Reference:  DAIWA HEALTHCO-2 LLC

            The foregoing directions shall apply to all existing receivables payable to us and (until further written notice) to all receivables arising in the future and may not be revoked except by a writing executed by the Purchaser.




                                    VII-B-1

            Please acknowledge your receipt of this notice by signing the enclosed copy of this letter and returning it in the enclosed envelope.

            Thank you for your cooperation in this matter.

                              PHYSICIANS CLINICAL LABORATORY, INC.


                              By:____________________
                                    [Authorized Officer]


BIO-CYPHER FUNDING CORP.


By:____________________
      [Authorized Officer]

Receipt Acknowledged:
[Name of Insurer]


By:  ____________________
      Title:


                                    VII-B-2

                                  EXHIBIT VIII

                        PRIMARY SERVICER RESPONSIBILITIES

            The Provider shall be responsible for the following administration and servicing obligations (the "Primary Servicer Responsibilities") which shall be performed by the Provider on behalf of the Purchaser until such time as a successor servicer shall be designated and shall accept appointment pursuant to
Section 1.05(b) of the Agreement:

            (a) Servicing Standards and Activities. The Provider agrees to administer and service the Batch Receivables sold or contributed by the Provider in each Transferred Batch (i) to the extent consistent with the standards set forth in clauses (b) (i) through (iv) below, with the same care that it exercises in administering and servicing similar receivables for its own account, (ii) within the parameters of services set forth in paragraph (b) of this Exhibit VIII, as such parameters may be modified by mutual written agreement of the Purchaser and the Provider, (iii) in compliance at all times with applicable law and with the agreements, covenants, objectives, policies and procedures set forth in the Agreement, and (iv) in accordance with industry standards for servicing healthcare receivables unless such standards conflict with the procedures set forth in paragraph (b) of this Exhibit VIII in which case the provisions of paragraph (b) shall control. The Provider shall establish and maintain electronic data processing services for monitoring, administering and collecting the Batch Receivables in accordance with the foregoing standards and shall, within three (3) Business Days of the receipt of information, EOB's or other written matter into a Lockbox, post such information to its electronic data processing services.

            (b) Parameters of Primary Servicing. The Primary Servicer Responsibilities shall be performed within the following parameters:

              (i) Subject to the review and authority of the Purchaser and except as otherwise provided herein, the Provider shall have full power and authority to take all actions that it may deem necessary or desirable, consistent in all material respects with its existing policies and procedures with respect to the administration and servicing of accounts receivable, in connection with the administration and servicing of Batch Receivables. Without limiting the generality of the foregoing, the Provider shall, in the performance of its servicing obligations hereunder, act in accordance with all legal requirements and subject to the terms and conditions of the Agreement. The Provider agrees that the Primary Servicing Fee has been calculated to cover all costs and expenses incurred in the performance of its servicing obligations hereunder and no other reimbursement of costs and expenses shall be payable to the Servicer.

              (ii) The Provider shall not be entitled to sue to enforce or collect any Batch Receivable without the prior written consent of the Purchaser unless the Provider shall have repurchased such Batch Receivable in accordance with the Agreement.



                                     VIII-1

              (iii) The Provider shall not change in any material respect its existing policies and procedures with respect to the administration and servicing of accounts receivable (including, without limitation, the amount and timing of write-offs) without the prior written consent of the Purchaser.

              (iv) The Provider will be responsible for the monitoring and collection of the Batch Receivables, including, without limitation, contacting Obligors that have not made payment on their respective Batch Receivables within the customary time period for such Obligor, and resubmitting any claim rejected by an Obligor due to incomplete information.

              (v) If the Provider determines that a payment with respect to a Batch Receivable has been received directly by a patient or any other Person, the Provider shall promptly advise the Purchaser, and the Provider shall promptly demand that such patient or other Person remit and return such funds. If such funds are not promptly received by the Provider, the Provider shall take all reasonable steps to obtain such funds.

              (vi) Notwithstanding anything to the contrary contained herein, the Provider may not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Batch Receivable in any material respect without the prior consent of the Purchaser.

            (c) Aged Term Servicing. The parties hereby agree that at such time as any Batch Receivable due from an Obligor is unpaid for more than 120 days after the Last Service Date, the Provider shall, upon the request of the Purchaser, turn over all of its Primary Servicer Responsibilities under this Agreement with respect to such Batch Receivable to a successor Servicer selected by the Purchaser, and such Servicer shall thereafter service such Batch Receivable.

            (d) Termination of Primary Servicer Responsibilities; Cooperation. Upon the occurrence of a Servicer Termination Event, the Purchaser may, by written notice, terminate the Provider's Primary Servicer Responsibilities, in which event the Provider shall, as promptly as commercially possible, transfer to a successor servicer designated by the Purchaser all records, computer access and other information as shall be necessary or desirable, in the reasonable judgment of such successor servicer, to perform such responsibilities. The Provider shall otherwise cooperate fully with such successor servicer.

            (e) Primary Servicing Fee. Upon the transfer of servicing with respect to any Purchased Receivable pursuant to this Agreement, the Provider shall no longer be paid the Primary Servicing Fee relating to such Purchased Receivables, which will be paid to the successor Person performing the Primary Servicer Responsibilities.


                                     VIII-2

                                   EXHIBIT IX

                           SERVICER TERMINATION EVENTS

            Each of the following shall be a "Servicer Termination Event":

            (a) An event has occurred and is continuing that constitutes an Event of Termination or that would constitute an Event of Termination but for the requirement that notice be given or time elapse or both.

            (b) The Servicer is not performing, or becomes unable (in the commercially reasonable determination of the Purchaser) to perform, fully the Primary Servicer Responsibilities set forth in Exhibit VIII hereof.

            (c) The Provider is unable to maintain the Transmission interface described in Exhibit X to the satisfaction of the Master Servicer, or the electronic information servicing capabilities of the Provider are not functioning for a period of more than five consecutive Business Days.

            (d) The Provider has sent multiple Transmissions to the Master Servicer in a manner that is not in compliance with the specifications set forth in Exhibit X hereof.

            (e) The Purchaser, in its sole judgement, which judgment shall be commercially reasonable, is not satisfied with the performance by the Provider of the Primary Servicer Responsibilities or the Servicer on behalf of the Provider with respect to the Batch Receivables.

            (f) If, at any date, the aggregate Expected Net Value of all Delinquent Receivables that became Delinquent during the prior 3 months is in excess of 8% of the aggregate Expected Net Value of all Receivables sold by the Provider to the Purchaser during the prior 3 months (regardless of whether the Denied Receivables are repurchased by the Provider pursuant to Article IV of the Agreement).

            (g) As of any date after the Initial Transfer Date, (i) the dollar-weighted average days outstanding with respect to all outstanding Batch Receivables on such date and on the same day of each of the two preceding calendar months (or if there is no corresponding day in any such preceding month, the last day of such month) is greater than 90 days, or (ii) the average over the preceding 90-day period of the dollar-weighted average days outstanding with respect to all outstanding Batch Receivables on each day during such period is greater than 90 days.

            (h) As of any date after the Initial Transfer Date, more than 20% of all outstanding Batch Receivables (excluding Denied Receivables) are aged more than 120 days but less than 180 days from the respective Last Service Dates of such Batch Receivables.

            (i) As of any date, Collections on all Batch Receivables that have been liquidated or written off during the then most recent 13 week period, are less than 8% of the aggregate gross value (billed amount) of such Batch Receivables.

                                    EXHIBIT X

               INTERFACE BETWEEN MASTER SERVICER AND THE PROVIDER

1. The Master Servicer will convey appropriate data requirements and instructions to the Provider to establish a computer interface between the Provider's systems and the Master Servicer's receivables monitoring system. The interface will permit the Master Servicer to receive electronically the Provider's accounts receivable data, including the Receivable Information, billing data and collection and other transaction data relating to the Receivables.

2. The Provider shall give the Master Servicer and the Purchaser at least ten Business Days' notice of any coding changes or electronic data processing system modifications made by the Provider which could affect the Master Servicer's processing or interpretation of data received through the interface.

3. The Master Servicer shall have no responsibility to return to the Provider any information which the Master Servicer receives pursuant to the computer interface.

4. The Provider will prepare daily accounts receivable data files of all transaction types for all of the Provider's sites that are included in the funding program. The weekly cutoff will occur at a predetermined time each week, and the weekly cutoff date for all of the sites must occur at exactly the same time. The cutoff date that will be selected will be at the end of business for a specific day of the week, or in other words, at the end of the Provider's transaction posting process for that day. The Provider will temporarily maintain a copy of the accounts data files in the event that the data is degraded during transmission, and needs to be re- transmitted.

      The Master Servicer will be responsible for the management of the hardware, communications and software used in the funding program.

5. The Master Servicer's data center will receive the Receivable files, and immediately confirm that the files have been passed without degradation of data by balancing the detailed items to the control totals that accompany the files. Any problems in this process will be immediately reported to the Provider so that the Receivable file can be re-transmitted, if necessary.

6. Once the receipt of the Receivable data has been confirmed, the Master Servicer will perform certain tests and edits to ensure that each Receivable meets the specified eligibility criteria for purchase by the Purchaser. Compliance with concentration limits will be verified and the Master Servicer will notify the Program Manager to initiate a Receivable purchase using the Receivable file received. Upon the successful completion of a purchase, the Master Servicer will generate a one-line trial balance (listing all purchased accounts) confirming the Receivables that have been purchased. A copy of the trial balance will be forwarded to the Provider, to the Servicer, to the Purchaser, and to the Program Manager to confirm the purchase.

7. The Provider's sites will continue to post daily transactions to their respective Receivable files. The Provider's Receivable files for each of the eligible sites will include all transactions posted through that day. The Provider will create a transaction report and a Receivable file for each of the eligible sites. The transaction report will contain all transactions posted to the respective site Receivable file for the specified period (and will indicate the respective site and the number of items and total dollars on each transaction report for control purposes). The Receivable file will contain balances that reflect the transactions posted on the Provider's systems through the end of business of the specified period.

      The Provider will transmit the billing, transaction, and the most current Receivable data files to the Master Servicer's data center according to the established schedule. The Provider and the Servicer should, again, maintain the backup of each of these files in the event that a re-transmission is necessary.

8. The Master Servicer's data center will confirm that the files have been received intact, and will immediately communicate any problems to the Provider in order to initiate a re-transmission. The Master Servicer will then post the transaction files to the accounts receivable for the previously purchased accounts that the Master Servicer is maintaining, and consequently update the affected balances. Upon completion of the posting process, the Master Servicer will generate summary reports of the posting process that the Program Manager will use to complete various funding activities. The Master Servicer summary reports will reference the Provider's transaction codes and activity to codes that are common to the funding program.

9. The Master Servicer will then compare the updated accounts balances on the Master Servicer's system to the corresponding account balances reflected on the Receivable file. The Master Servicer expects that the balances for the funded Receivables will be congruent, and any discrepancies will be immediately examined and resolved through the cooperative effort of the Master Servicer and the Provider. The Master Servicer shall produce discrepancy reports (e.g., "Funding Only" or "Out of Balance" reports) and the Provider shall respond promptly to such reports.

10. Once the reconciliation process has been completed and any discrepancies between the Master Servicer and the Provider's Receivable files resolved through the discrepancy report process described in paragraph 9 above, the Master Servicer will then process the Receivable file and advise the Purchaser that it may purchase any new Receivable that is eligible. The Master Servicer will then proceed through exactly the same process described in paragraph 6 above.

                                  EXHIBIT XI-A

                      FORM OF OPINION OF PROVIDER'S COUNSEL
                        WITH RESPECT TO THE CONSENT FORM

RJE Data Processing, Inc.
2513 West Peterson
Chicago, Illinois 60659

Daiwa Healthco-2 LLC
c/o Lord Securities Corporation
2 Wall Street
New York, NY 10005

Ladies and Gentlemen:

            As [special local] counsel to PHYSICIANS CLINICAL LABORATORY, INC., a [Delaware] corporation (the "Provider"), we have examined the following in connection with the proposed sale by the Provider of certain healthcare receivables (the "Receivables") to BIO-CYPHER FUNDING CORP. (the "Purchaser") and the assignment of those Receivables by the Purchaser to DAIWA HEALTHCO-2 LLC ("DH-2"):

                  (a) A copy of the Healthcare Receivables Purchase and Transfer Agreement (the "RPA") between the Provider and the Purchaser (terms not otherwise defined herein shall have the meanings provided in the RPA);

                  (b) A copy of the Loan and Security Agreement (the "LSA") between the Purchaser and DH-2;

                  (c) A sample of the Receivables proposed to be sold by the Provider and assigned by the Purchaser;

                  (d) Each consent form used by the Provider (the "Consent Form"), copies of which are attached hereto as Exhibit A; and

                  (e) Such other documents, statutes, regulations and materials as we have deemed necessary to deliver the opinion set forth herein.

            This opinion is being delivered pursuant to clause 1(i) of the conditions precedent listed on Exhibit II of the RPA.

            Based upon the foregoing examination, we are of the opinion that the Consent Form is sufficient to permit the lawful disclosure or release of relevant medical information and documents which have been redacted to remove patient-specific diagnostic and procedural information or


                                     XI-A-1
diagnosis to the Purchaser, DH-2, any third-party servicer acting for the Purchaser or DH-2 pursuant to the RPA or LSA (whether such servicer is performing the Primary Servicer Responsibilities or providing data processing services with respect to the Receivables, and including without limitation the Master Servicer), and any person guarantying such servicer's obligations.

            [In order to disclose or release the full complement of information regarding medical products sold to a Person in [name of locale], the Provider should obtain a consent form in the form attached hereto as Exhibit B (the "New Consent Form") from each new and existing customer. Subject to the proper completion and execution of such New Consent Form by each customer, we are of the opinion that the New Consent Form is sufficient to permit the lawful disclosure or release of medical information and documents to the Purchaser, DH-2, any third-party servicer acting for the Purchaser or DH-2 pursuant to the RPA or LSA (whether such servicer is performing the Primary Servicer Responsibilities or providing data processing services with respect to the Receivables, and including without limitation the Master Servicer), and any person guarantying such servicer's obligations.]

                                          Very truly yours,


                                     XI-A-2

                                  EXHIBIT XI-B

              FORM OF OPINION OF PROVIDER'S AND PURCHASER'S COUNSEL
                    WITH RESPECT TO CERTAIN CORPORATE MATTERS

                                [TO BE ATTACHED]


                                     XI-B-1

                                  EXHIBIT XI-C

         [FORM OF OPINION OF SPECIAL BANKRUPTCY COUNSEL TO THE PROVIDER]


                                     [Date]


Daiwa Healthco-2 LLC
c/o Lord Securities Corporation
2 Wall Street
New York, NY 10005

Ladies and Gentlemen:

            We have acted as special bankruptcy counsel to Physicians Clinical Laboratory, Inc. (the "Provider") in connection with the execution thereby of the Healthcare Receivables Purchase and Transfer Agreement (the "RPTA") dated as of _______ __, 1997 between the Provider and Bio-Cypher Funding Corp. ("PCL"), providing for purchases and transfers of receivables from the Provider to PCL. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the RPTA.

            In connection with this opinion, we have examined originals or certified copies of the following documents (hereinafter collectively referred to as the "Documents"), each executed by each of the parties thereto:

                  (i)   the RPTA;

                  (ii)  the Loan Agreement:

                  (iii) the Confirmation Order (including any exhibits thereto)
                        entered on [April 18, 1997] by the Bankruptcy Court; and

                  (iv)  the Plan (including any exhibits thereto).

            The agreements referred to in (i) and (ii) above are referred to herein as, collectively, the "Subject Agreements." We have also examined the original or certified copies of such corporate records, agreements and instruments of the Provider, certificates of public officials and of officers of the Obligors, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed.

            In making such examination, we have assumed:

                  (i)   the genuineness of all signatures;


                                     XI-C-1

                  (ii) the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies;

                  (iii) that each of the parties to the Documents (other than the Provider) has the power to enter into and perform each of its respective obligations thereunder; and

                  (iv) the due authorization, execution and delivery of each of the Documents by each of the parties thereto.

            Based upon the foregoing, we are of the opinion that:

            1. The Confirmation Order has been entered, is in full force and effect in accordance with its terms and no order has been entered (and remains in effect) in the Court or any other court having jurisdiction amending, staying, vacating or rescinding the Confirmation Order. No appeal or petition for certiorari is pending with respect to the Confirmation Order and the Confirmation Order is not subject to further appeal or petition for writ or certiorari. There exists no application, judgment, order, injunction or other restraint issued or filed under the Bankruptcy Code with the Bankruptcy Court having jurisdiction over the bankruptcy proceedings which prohibits the sale or contribution of receivables by or extensions of credit to the Provider or any of its subsidiaries under the RPTA or the consummation by the Provider or any of its subsidiaries of the transactions contemplated by the RPTA, the Loan Agreement, and the other documents delivered in connection therewith.

            2. The Effective Date (as defined in the Plan) has occurred and the transactions contemplated by the Plan have been substantially consummated in accordance with the terms of the Plan as so confirmed and the Confirmation Order.

            3. No other authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary under the Bankruptcy Code for the execution, delivery or performance by the Provider of the Documents to which it is a party or for the validity or enforceability thereof or with respect to the consummation of the transactions contemplated by the Documents.

            4. Except for the resolution of disputed claims arising out of the Chapter 11 Cases or as set forth on Schedule __ hereto, no action, claim or proceeding is now pending or threatened against the Borrower or any of its subsidiaries, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which, if determined adversely, could have a Material Adverse Effect. None of the foregoing actions, claims or proceedings questions the validity of any of the Subject Agreements or any action taken or to be taken pursuant thereto.



                                     XI-C-2

            5. The Bankruptcy Court entered an order approving the commitment extension letter and the payment of certain fees set forth in the commitment extension letter to the Program Manager and such order has become a Final Order.

            6. No "Old Common Stock" and no "Old Subordinated Debentures" (each as defined in the Plan) remain outstanding.

            Our opinions expressed above are limited, except to the extent otherwise expressly stated herein, to the laws of the States of New York, California, and Illinois, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.


                                     XI-C-3

                                   EXHIBIT XII

                          FORM OF DEPOSITARY AGREEMENT


                                [TO BE ATTACHED]


                                     XII-1

                                   SCHEDULE I


                              ADDRESSES FOR NOTICE



If to the Program Manager:

                        Daiwa Securities America Inc.
                        32 Old Slip, Financial Square
                        New York, New York 10005-3538
                        Attention: Chief Financial Officer
                        Tel:  (212) 612-6290
                        Fax:  (212) 612-7122


If to the Master Servicer:

                        RJE Data Processing, Inc.
                        2513 West Peterson
                        Chicago, Illinois 60659
                        Attention: Jack Callahan, President
                        Tel:  (312) 561-6966
                        Fax:  (312) 878-6355

                                   SCHEDULE II


                          CREDIT AND COLLECTION POLICY



                           [SEE FINAL CLOSING BINDER]

                                  SCHEDULE III


                                   DISCLOSURES

                                  [PROVIDED BY
                              PROVIDER'S COUNSEL]

                                   SCHEDULE IV


                               LOCKBOX INFORMATION



Provider Lockbox:
                        Physicians Clinical Laboratory, Inc.
                        Post Office Box 450303
                        San Francisco, CA  94145-0030

Provider Lockbox Account:
                        Physicians Clinical Laboratory, Inc.
                        Lockbox Bank
                        Los Angeles, CA
                        Account # 23800012157
                        ABA # 122000496

Purchaser Lockbox:
                        Post Office Box 45744
                        San Francisco, CA 94145-0744

Purchaser Lockbox Account:
                        Account # 0700489647
                        Lockbox Bank
                        Los Angeles, CA
                        ABA # 122000496

                                   SCHEDULE V


                              IRS PAYMENT SCHEDULE

                                   SCHEDULE VI

                            MEDICARE PAYMENT SCHEDULE

                                  SCHEDULE VII

                              FINANCIAL INFORMATION



                                     S-VII